CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Amount to be Registered	Maximum Offering Price per Security (1)	Maximum Aggregate Offering Price	Amount of Registration Fee (2)(3)
NextEra Energy, Inc. Common Stock, $.01 par value	13,800,000	$123.235	$1,700,643,000	$197,104.52

(1)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (“Securities Act”). Based on the average of the high and low price of the common stock on the New York Stock Exchange on November 2, 2016.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act.
(3)	Pursuant to Rule 457(p) under the Securities Act, the registration fee required in connection with this offering is offset by $197,104.52 from the registration fee of $482,376.87 previously paid by NextEra Energy, Inc. in connection with Registration Statement No. 333-201397 on Form S-4 initially filed on January 8, 2015 and declared effective by the Securities and Exchange Commission on March 26, 2015 (“Prior Registration Statement”), which Prior Registration Statement has been withdrawn with no shares being issued or sold pursuant to the Prior Registration Statement. Following this offering, $234,796.47 remains available from the registration fee previously paid in connection with the Prior Registration Statement to offset future registration fees. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement Nos. 333-205558 and 333-205558-01.

Filed Pursuant to Rule 424(b)(2)
Registration Number 333-205558

PROSPECTUS SUPPLEMENT

(To prospectus dated July 8, 2015)

NextEra Energy, Inc.

12,000,000 Shares

Common Stock

NextEra Energy, Inc. (“NEE”) expects to enter into forward sale agreements with Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Bank of America, N.A., who are referred to as the “forward counterparties.” The forward counterparties (or affiliates thereof) are, at NEE’s request, borrowing from third parties and selling an aggregate of 12,000,000 shares of NEE common stock (or 13,800,000 shares of NEE common stock if the underwriters exercise their over-allotment option to purchase additional shares of NEE common stock in full and NEE enters into related additional forward sale agreements with the forward counterparties) in connection with such forward sale agreements. If any forward counterparty (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date of this offering the number of shares of NEE common stock to which its forward sale agreement relates, or if any forward counterparty determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it (or its affiliate) is unable to borrow, at a cost not greater than a specified amount per share, and deliver for sale on the anticipated closing date the number of shares of NEE common stock to which its forward sale agreement relates, NEE will issue and sell a number of shares equal to the number of shares that the forward counterparty (or its affiliate) does not borrow and sell.

NEE will not initially receive any proceeds from the sale of the shares of its common stock by the forward counterparties (or affiliates thereof), except in certain circumstances described in this prospectus supplement. Although NEE expects to physically settle the forward sale agreements entirely by delivering shares of its common stock in exchange for cash proceeds, NEE may elect cash or net share settlement for all or a portion of its obligations under one or more forward sale agreements if NEE concludes that it is in its best interests to do so. See “Underwriting—Forward Sale Agreements” and “—Over-Allotment Option” beginning on page S-39 of this prospectus supplement for a description of the forward sale agreements.

NEE common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “NEE.” On November 1, 2016, the last reported sale price of NEE common stock on the NYSE was $125.89 per share.

See “Risk Factors” beginning on page S-7 of this prospectus supplement to read about certain factors you should consider before making an investment in the common stock.

Neither the Securities and Exchange Commission nor any other securities commission in any jurisdiction has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters have agreed to purchase the shares of NEE common stock being offered hereby at a price of $124.00 per share. Therefore the estimated aggregate net proceeds to NEE, before expenses, from this offering are expected to be $1,488,000,000 ($1,711,200,000 if the underwriters exercise the over-allotment option described below in full). For the purpose of calculating the estimated aggregate net proceeds to NEE, NEE has assumed that the forward sale agreements are physically settled on the effective date of the forward sale agreements based upon the initial forward sale price of $124.00. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement.

The underwriters have been granted an option, exercisable for a period of 30 days from the date of this prospectus supplement, to purchase up to 1,800,000 shares of NEE common stock at $124.00 per share, less the per share amount of certain dividends or distributions payable on the shares originally sold in this offering, to cover over-allotments. If the underwriters exercise their over-allotment option, NEE may elect, in its sole discretion, that such additional shares of NEE common stock be borrowed from third parties and sold by the forward counterparties to the underwriters (in which case NEE will enter into additional forward sale agreements with the forward counterparties in respect of the number of shares so borrowed and sold by the forward counterparties). Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreements that NEE elects to enter into in connection with the exercise by the underwriters of their over-allotment option. In the event that NEE enters into additional forward sale agreements, if any forward counterparty (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date of the over-allotment option, the number of shares of NEE common stock to which its additional forward sale agreement relates, or if any forward counterparty determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it (or its affiliate) is unable to borrow, at a cost not greater than a specified amount per share, and deliver for sale on the anticipated closing date of the over-allotment option the number of shares of NEE common stock to which its additional forward sale agreement relates, NEE will issue and sell a number of shares equal to the number of shares that the forward counterparty (or its affiliate) does not borrow and sell.

The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

The common stock is expected to be delivered against payment in New York, New York on or about November 4, 2016.

Goldman, Sachs & Co.	Morgan Stanley	BofA Merrill Lynch

The date of this prospectus supplement is November 1, 2016.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and in the accompanying prospectus and in any communication from NEE or the underwriters specifying the final terms of the offering. Neither NEE nor the underwriters has authorized anyone else to provide you with additional or different information. Neither NEE nor the underwriters is making an offer of the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

PROSPECTUS SUPPLEMENT SUMMARY

You should read the following summary in conjunction with the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain forward-looking statements (as that term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements should be read with the cautionary statements in the accompanying prospectus under the heading “Forward-Looking Statements” and the important factors discussed in this prospectus supplement and in the incorporated documents. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “Risk Factors” section beginning on page S-7 of this prospectus supplement to determine whether an investment in the common stock is appropriate for you.

NEE

The information in this section supplements the information in the “NEE” section on page 3 of the accompanying prospectus.

NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through two wholly owned subsidiaries, Florida Power & Light Company (“FPL”) and, indirectly through NextEra Energy Capital Holdings, Inc. (“NEE Capital”), NextEra Energy Resources, LLC (“NEER”). FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER produces the majority of its electricity from clean and renewable sources, including wind and solar. NEER also provides full energy and capacity requirements services, engages in power and gas marketing and trading activities and invests in natural gas, natural gas liquids and oil production and pipeline infrastructure assets.

NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

RECENT DEVELOPMENTS

On October 30, 2016, NEE and its direct wholly owned subsidiary WSS Acquisition Company (“TTHC Merger Sub”), entered into an agreement (“TTHC merger agreement”) with Texas Transmission Holdings Corporation (“TTHC”) and certain stockholders of TTHC (the “Primary Holders”). Pursuant to the TTHC merger agreement, TTHC Merger Sub would merge with TTHC for a total cash merger consideration to be paid by NEE of approximately $2.4 billion (“merger consideration”), subject to adjustment. TTHC, through Texas Transmission Investment LLC (“TTI”), a wholly owned subsidiary, owns an approximately 20 percent interest in Oncor Electric Delivery Company LLC (“Oncor”). Oncor is a regulated electric distribution and transmission business that operates the largest distribution and transmission system in Texas.

Under the terms of the TTHC merger agreement, a portion of the merger consideration will be applied to repay outstanding debt of TTHC, which currently consists of $500 million aggregate principal amount of promissory notes, and to pay associated interest, costs and expenses.

NEE, TTHC Merger Sub, TTHC and the Primary Holders have each made customary representations, warranties and covenants in the TTHC merger agreement, which also contains certain specified termination rights.

The merger contemplated by the TTHC merger agreement is subject to approval by the Public Utility Commission of Texas (“PUCT”) and the Federal Energy Regulatory Commission (“FERC”), receipt of other required third party approvals specified in the TTHC merger agreement and other customary closing conditions specified in the TTHC merger agreement. This transaction, when combined with NEE’s previously disclosed agreement and plan of merger (as amended as of September 18, 2016, the “EFH merger agreement”) with NEE and EFH Merger Co., LLC, a direct wholly owned subsidiary of NEE (“EFH Merger Sub”) to acquire Energy Future Holdings Corp. (“EFH Corp.”) which, through an indirect wholly owned subsidiary, owns an approximately 80 percent interest in Oncor and the purchase of Oncor Management Investment LLC’s (“OMI”) 0.22 percent interest in Oncor, discussed below, would result in NEE owning 100 percent of Oncor (such transactions, collectively, the “Acquisition”). The EFH merger agreement contains various conditions precedent to consummation of the transactions contemplated by the EFH merger agreement and requires that certain approvals and rulings be obtained.

The foregoing description of the TTHC merger agreement is qualified in its entirety by reference to the TTHC merger agreement, which has been filed by NEE with the Securities and Exchange Commission.

On October 29, 2016, T & D Equity Acquisition, LLC (“OMI purchaser”), a wholly owned subsidiary of NEE, OMI and Oncor entered into an agreement (“OMI purchase agreement”) for the OMI purchaser to purchase OMI’s 0.22 percent interest in Oncor for approximately $27 million. Closing of the transaction is subject to, among other things, receipt of certain approvals, including approvals required in connection with the merger contemplated by the EFH merger agreement.

THE OFFERING

Common stock offered by this prospectus supplement	12,000,000 shares (or 13,800,000 shares if the underwriters’ over-allotment option is exercised in full)

Common stock to be outstanding after this offering, but excluding any shares of common stock that may be issued upon physical settlement of the forward sale agreements(1)	467,267,977 shares

Common stock to be outstanding after settlement of the forward sale agreements assuming physical settlement(1)(2)	479,267,977 shares (or 481,067,977 shares if the underwriters’ over-allotment option is exercised in full).

(1)	This amount is based on the total number of shares of NEE common stock that were outstanding on September 30, 2016, and assumes that no event occurs that requires NEE to issue and sell its common stock to the underwriters in lieu of the forward counterparties (or affiliates thereof) selling NEE common stock to the underwriters and further assumes that if the underwriters exercise their over-allotment option that NEE does not elect to issue and sell shares to cover such over-allotments directly.
(2)

Each forward counterparty has advised NEE that it (or its affiliate) intends to acquire shares of NEE common stock to be sold under this prospectus supplement through borrowings from stock lenders. Subject to the occurrence of certain events, NEE will not be obligated to deliver shares of NEE common stock, if any, under the forward sale agreements until final settlement of those forward sale agreements. Except in certain circumstances, NEE has the right to elect physical, cash or net share settlement under the forward sale agreements. NEE cannot be required to cash settle or net share settle those forward sale agreements. See

“Underwriting—Forward Sale Agreements” and “—Over-Allotment Option” for a description of the forward sale agreements.

Use of proceeds	NEE will not initially receive any proceeds from the sale of the shares of NEE common stock by the forward counterparties (or affiliates thereof) pursuant to this prospectus supplement, unless an event occurs that requires NEE to issue and sell its common stock to the underwriters in lieu of the forward counterparties (or affiliates thereof) selling NEE common stock to the underwriters, or if the underwriters exercise their over-allotment option and NEE elects to issue and sell the shares to cover such over-allotments directly.

Depending on the price of NEE common stock at the time of settlement of the forward sale agreements and the relevant settlement method, NEE may receive proceeds from the sale of common stock upon settlement of the forward sale agreements, which settlement must occur no later than November 1, 2017. See “Underwriting—Forward Sale Agreements” and “—Over-Allotment Option” for a description of the forward sale agreements.

NEE will add any net proceeds that NEE receives upon settlement of the forward sale agreements to its general funds. NEE expects to use its general funds to fund, in part, the merger consideration under the TTHC merger agreement as well as for general corporate purposes. If an event occurs that requires NEE to issue and sell its common stock to the underwriters in lieu of the forward counterparties (or affiliates thereof) selling NEE common stock to the underwriters, or if the underwriters exercise their over-allotment option and NEE elects to issue and sell the shares to cover such over-allotments directly, NEE intends to use the net proceeds from such sale for the same purposes. See “Use of Proceeds.”

Listing	NEE common stock is listed on the NYSE under the symbol “NEE.”

Risk factors	An investment in NEE common stock involves various risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement.

Conflicts of interest

The entire proceeds of this offering (except the proceeds that NEE will receive upon the sale of any common stock that NEE may issue and sell to the underwriters in lieu of the forward counterparties (or affiliates thereof) selling NEE common stock to the underwriters and, if the underwriters exercise their over-allotment option and NEE elects to issue and sell the shares to cover such over-allotments directly, the proceeds that NEE will receive from the issuance of any such additional shares) will be paid to the forward counterparties (or affiliates thereof). As a result, the forward counterparties (or affiliates thereof) will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, each of the forward counterparties (or affiliates thereof) is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and this offering will be conducted in accordance with FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering, as the shares of NEE common stock offered have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). See “Conflicts of Interest.”

RISK FACTORS

The information in this section supplements the information in the “Risk Factors” section beginning on page 3 of the accompanying prospectus.

Before purchasing the common stock, investors should carefully consider the following risk factors together with the risk factors and other information incorporated by reference or provided in the accompanying prospectus or in this prospectus supplement in order to evaluate an investment in the common stock.

Risks Relating to NEE’s Business

Regulatory, Legislative and Legal Risks

NEE’s business, financial condition, results of operations and prospects may be materially adversely affected by the extensive regulation of its business.

The operations of NEE are subject to complex and comprehensive federal, state and other regulation. This extensive regulatory framework, portions of which are more specifically identified in the following risk factors, regulates, among other things and to varying degrees, NEE’s industries, businesses, rates and cost structures, operation of nuclear power facilities, construction and operation of electricity generation, transmission and distribution facilities and natural gas and oil production, natural gas, oil and other fuel transportation, processing and storage facilities, acquisition, disposal, depreciation and amortization of facilities and other assets, decommissioning costs and funding, service reliability, wholesale and retail competition, and commodities trading and derivatives transactions. In its business planning and in the management of its operations, NEE must address the effects of regulation on its business and any inability or failure to do so adequately could have a material adverse effect on its business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects could be materially adversely affected if it is unable to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise.

FPL, a wholly owned subsidiary of NEE, is a regulated entity subject to the jurisdiction of the Florida Public Service Commission (“FPSC”) over a wide range of business activities, including, among other items, the retail rates charged to its customers through base rates and cost recovery clauses, the terms and conditions of its services, procurement of electricity for its customers, issuances of securities, and aspects of the siting, construction and operation of its generation plants and transmission and distribution systems for the sale of electric energy. The FPSC has the authority to disallow recovery by FPL of costs that it considers excessive or imprudently incurred and to determine the level of return that FPL is permitted to earn on invested capital. The regulatory process, which may be adversely affected by the political, regulatory and economic environment in Florida and elsewhere, limits FPL’s ability to increase earnings. The regulatory process also does not provide any assurance as to achievement of authorized or other earnings levels, or that FPL will be permitted to earn an acceptable return on capital investments it wishes to make. NEE’s business, financial condition, results of operations and prospects could be materially adversely affected if any material amount of costs, a return on certain assets or a reasonable return on invested capital cannot be recovered through base rates, cost recovery clauses, other regulatory mechanisms or otherwise. Certain other subsidiaries of NEE are regulated electric transmission utilities subject to the jurisdiction of their regulators and are subject to similar risks.

Regulatory decisions that are important to NEE may be materially adversely affected by political, regulatory and economic factors.

The local and national political, regulatory and economic environment has had, and may in the future have, an adverse effect on FPSC decisions with negative consequences for FPL. These decisions may require, for example, FPL to cancel or delay planned development activities, to reduce or delay other planned capital expenditures or to pay for investments or otherwise incur costs that it may not be able to recover through rates, each of which could have a material adverse effect on the business, financial condition, results of operations and prospects of NEE. Certain other subsidiaries of NEE are subject to similar risks.

FPL’s use of derivative instruments could be subject to prudence challenges and, if found imprudent, could result in disallowances of cost recovery for such use by the FPSC.

The FPSC engages in an annual prudence review of FPL’s use of derivative instruments in its risk management fuel procurement program and should it find any such use to be imprudent, the FPSC could deny cost recovery for such use by FPL. Such an outcome could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

Any reductions to, or the elimination of, governmental incentives or policies that support utility scale renewable energy, including, but not limited to, tax incentives, renewable portfolio standards (“RPS”) or feed-in tariffs or the U.S. Environmental Protection Agency’s final rule under Section 111(d) of the Clean Air Act (“Clean Power Plan”), or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development of new renewable energy projects, NEER abandoning the development of renewable energy projects, a loss of NEER’s investments in renewable energy projects and reduced project returns, any of which could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEER, an indirect wholly owned subsidiary of NEE, depends heavily on government policies that support utility scale renewable energy and enhance the economic feasibility of developing and operating wind and solar energy projects in regions in which NEER operates or plans to develop and operate renewable energy facilities. The federal government, a majority of the 50 U.S. states and portions of Canada and Spain provide incentives, such as tax incentives, RPS, feed-in tariffs or the Clean Power Plan, that support or are designed to support the sale of energy from utility scale renewable energy facilities, such as wind and solar energy facilities. As a result of budgetary constraints, political factors or otherwise, governments from time to time may review their policies that support renewable energy and consider actions that would make the policies less conducive to the development and operation of renewable energy facilities. Any reductions to, or the elimination of, governmental incentives that support renewable energy, such as those reductions that have been enacted in Spain and are applicable to NEER’s solar generation facilities in that country, or the imposition of additional taxes or other assessments on renewable energy, could result in, among other items, the lack of a satisfactory market for the development of new renewable energy projects, NEER abandoning the development of renewable energy projects, a loss of NEER’s investments in the projects and reduced project returns, any of which could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects could be materially adversely affected as a result of new or revised laws, regulations, interpretations or other regulatory initiatives.

NEE’s business is influenced by various legislative and regulatory initiatives, including, but not limited to, new or revised laws, regulations, interpretations and other regulatory initiatives regarding deregulation or restructuring of the energy industry, regulation of the commodities trading and derivatives markets, and regulation of environmental matters, such as regulation of air emissions, regulation of water consumption and water discharges, and regulation of gas and oil infrastructure operations, as well as associated environmental permitting. Changes in the nature of the regulation of NEE’s business could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects. NEE is unable to predict future legislative or regulatory changes, initiatives or interpretations, although any such changes, initiatives or interpretations may increase costs and competitive pressures on NEE, which could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

FPL has limited competition in the Florida market for retail electricity customers. Any changes in Florida law or regulation which introduce competition in the Florida retail electricity market, such as government incentives that facilitate the installation of solar generation facilities on residential or other rooftops at below cost, or would permit third-party sales of electricity, could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects. There can be no assurance that FPL will be able to respond adequately to such regulatory changes, which could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEER is subject to FERC rules related to transmission that are designed to facilitate competition in the wholesale market on practically a nationwide basis by providing greater certainty, flexibility and more choices to wholesale power customers. NEE cannot predict the impact of changing FERC rules or the effect of changes in levels of wholesale supply and demand, which are typically driven by factors beyond NEE’s control. There can be no assurance that NEER will be able to respond adequately or sufficiently quickly to such rules and developments, or to any other changes that reverse or restrict the competitive restructuring of the energy industry in those jurisdictions in which such restructuring has occurred. Any of these events could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects could be materially adversely affected if the rules implementing the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) broaden the scope of its provisions regarding the regulation of over-the-counter (“OTC”) financial derivatives and make certain provisions applicable to NEE.

The Dodd-Frank Act, enacted into law in July 2010 provides for, among other things, substantially increased regulation of the OTC derivatives market and futures contract markets. While the legislation is broad and detailed, there are still portions of the legislation that either require implementing rules to be adopted by federal governmental agencies or otherwise require further interpretive guidance.

NEE continues to monitor the development of rules related to the Dodd-Frank Act and has taken steps to comply with those rules that affect its businesses. A number of rules have been finalized and are effective, but there are rules yet to be finalized and rules that have been finalized but may be amended in the future.

NEE cannot predict the impact any proposed rules will have on its ability to hedge its commodity and interest rate risks or on OTC derivatives markets as a whole, but they could potentially have a material adverse effect on NEE’s risk exposure, as well as reduce market liquidity and further increase the cost of hedging activities.

NEE is subject to numerous environmental laws, regulations and other standards that may result in capital expenditures, increased operating costs and various liabilities, and may require NEE to limit or eliminate certain operations.

NEE is subject to domestic and foreign environmental laws and regulations, including, but not limited to, extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality and usage, climate change, emissions of greenhouse gases, including, but not limited to, carbon dioxide (“CO2”), waste management, hazardous wastes, marine, avian and other wildlife mortality and habitat protection, historical artifact preservation, natural resources, health (including, but not limited to, electric and magnetic fields from power lines and substations), safety and RPS that could, among other things, prevent or delay the development of power generation, power or natural gas transmission, or other infrastructure projects, restrict the output of some existing facilities, limit the availability and use of some fuels required for the production of electricity, require additional pollution control equipment, and otherwise increase costs, increase capital expenditures and limit or eliminate certain operations.

There are significant capital, operating and other costs associated with compliance with these environmental statutes, rules and regulations, and those costs could be even more significant in the future as a result of new requirements, the current trend toward more stringent standards, and stricter or more expansive application of existing environmental regulations. For example, among other new, potential or pending changes are federal regulation of CO2 emissions under the Clean Power Plan and state and federal regulation of the use of hydraulic fracturing or similar technologies to drill for natural gas and related compounds used by NEE’s gas infrastructure business.

Violations of current or future laws, rules, regulations or other standards could expose NEE to regulatory and legal proceedings, disputes with, and legal challenges by, third parties, and potentially significant civil fines, criminal penalties and other sanctions. Proceedings could include, for example, litigation regarding property damage, personal injury, common law nuisance and enforcement by citizens or governmental authorities of environmental requirements such as air, water and soil quality standards.

NEE’s business could be negatively affected by federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions.

Federal or state laws or regulations may be adopted that would impose new or additional limits on the emissions of greenhouse gases, including, but not limited to, CO2 and methane, from electric generation units using fossil fuels like coal and natural gas. Although it is currently subject to a stay issued by the U.S. Supreme Court, the Clean Power Plan is an example of such a new regulation at the federal level. The potential effects of greenhouse gas emission limits on NEE’s electric generation units are subject to significant uncertainties based on, among other things, the timing of the implementation of any new requirements, the required levels of emission reductions, the nature of any market-based or tax-based mechanisms adopted to facilitate reductions, the relative availability of greenhouse gas emission reduction offsets, the development of cost-effective, commercial-scale carbon capture and storage technology and supporting regulations and liability mitigation measures, and the range of available compliance alternatives.

While NEE’s electric generation units emit greenhouse gases at a lower rate of emissions than most of the U.S. electric generation sector, the results of operations of NEE could be materially adversely affected to the extent that new federal or state laws or regulations impose any new greenhouse gas emission limits. Any future limits on greenhouse gas emissions could:

•	create substantial additional costs in the form of taxes or emission allowances;

•	make some of NEE’s electric generation units uneconomical to operate in the long-term;

•	require significant capital investment in carbon capture and storage technology, fuel switching, or the replacement of high-emitting generation facilities with lower-emitting generation facilities; or

•	affect the availability or cost of fossil fuels.

There can be no assurance that NEE would be able to completely recover any such costs or investments, which could have a material adverse effect on its business, financial condition, results of operations and prospects.

Extensive federal regulation of the operations of NEE exposes NEE to significant and increasing compliance costs and may also expose it to substantial monetary penalties and other sanctions for compliance failures.

NEE is subject to extensive federal regulation, which generally imposes significant and increasing compliance costs on NEE’s operations. Additionally, any actual or alleged compliance failures could result in significant costs and other potentially adverse effects of regulatory investigations, proceedings, settlements, decisions and claims, including, among other items, potentially significant monetary penalties. As an example, under the Energy Policy Act of 2005, NEE, as an owner and operator of bulk power transmission systems and/or electric generation facilities, is subject to mandatory reliability standards. Compliance with these mandatory reliability standards may subject NEE to higher operating costs and may result in increased capital expenditures. If NEE is found not to be in compliance with these standards, it may incur substantial monetary penalties and other sanctions. Both the costs of regulatory compliance and the costs that may be imposed as a result of any actual or alleged compliance failures could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

Changes in tax laws, as well as judgments and estimates used in the determination of tax-related asset and liability amounts, could materially adversely affect NEE’s business, financial condition, results of operations and prospects.

NEE’s provision for income taxes and reporting of tax-related assets and liabilities require significant judgments and the use of estimates. Amounts of tax-related assets and liabilities involve judgments and estimates of the timing and probability of recognition of income, deductions and tax credits, including, but not limited to, estimates for potential adverse outcomes regarding tax positions that have been taken and the ability to utilize tax benefit carryforwards, such as net operating loss and tax credit carryforwards. Actual income taxes could vary significantly from estimated amounts due to the future impacts of, among other things, changes in tax laws, regulations and interpretations, the financial condition and results of operations of NEE, and the resolution of audit issues raised by taxing authorities. Ultimate resolution of income tax matters may result in material adjustments to tax-related assets and liabilities, which could materially adversely affect NEE’s business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects may be materially adversely affected due to adverse results of litigation.

NEE’s business, financial condition, results of operations and prospects may be materially affected by adverse results of litigation. Unfavorable resolution of legal proceedings in which NEE is involved or other future legal proceedings, including, but not limited to, class action lawsuits, may have a material adverse effect on the business, financial condition, results of operations and prospects of NEE.

Operational Risks

NEE’s business, financial condition, results of operations and prospects could suffer if NEE does not proceed with projects under development or is unable to complete the construction of, or capital improvements to, electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget.

NEE’s ability to complete construction of, and capital improvement projects for, its electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities on schedule and within budget may be adversely affected by escalating costs for materials and labor and regulatory compliance, inability to obtain or renew necessary licenses, rights-of-way, permits or other approvals on acceptable terms or on schedule, disputes involving contractors, labor organizations, land owners, governmental entities, environmental groups, Native American and aboriginal groups, lessors, joint venture partners and other third parties, negative publicity, transmission interconnection issues and other factors. If any development project or construction or capital improvement project is not completed, is delayed or is subject to cost overruns, certain associated costs may not be approved for recovery or otherwise be recoverable through regulatory mechanisms that may be available, and NEE could become obligated to make delay or termination payments or become obligated for other damages under contracts, could experience the loss of tax credits or tax incentives, or delayed or diminished returns and could be required to write off all or a portion of its investment in the project. Any of these events could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE may face risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements that may impede its development and operating activities.

NEE owns, develops, constructs, manages and operates electric-generation and transmission facilities and natural gas transmission facilities. A key component of NEE’s growth is its ability to construct and operate generation and transmission facilities to meet customer needs. As part of these operations, NEE must periodically apply for licenses and permits from various local, state, federal and other regulatory authorities and abide by their respective conditions. Should NEE be unsuccessful in obtaining necessary licenses or permits on acceptable terms, should there be a delay in obtaining or renewing necessary licenses or permits or should regulatory authorities initiate any associated investigations or enforcement actions or impose related penalties or disallowances on NEE, NEE’s business, financial condition, results of operations and prospects could be materially adversely affected. Any failure to negotiate successful project development agreements for new facilities with third parties could have similar results.

The operation and maintenance of NEE’s electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities are subject to many operational risks, the consequences of which could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE’s electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities are subject to many operational risks. Operational risks could result in, among other things, lost revenues due to prolonged outages, increased expenses due to monetary penalties or fines for compliance failures, liability to third parties for property and personal injury damage, a failure to perform under applicable power sales agreements or other agreements and associated loss of revenues from terminated agreements or liability for liquidated damages under continuing agreements, and replacement equipment costs or an obligation to purchase or generate replacement power at higher prices.

Uncertainties and risks inherent in operating and maintaining NEE’s facilities include, but are not limited to:

•	risks associated with facility start-up operations, such as whether the facility will achieve projected operating performance on schedule and otherwise as planned;

•	failures in the availability, acquisition or transportation of fuel or other necessary supplies;

•	the impact of unusual or adverse weather conditions and natural disasters, including, but not limited to, hurricanes, tornadoes, icing events, floods, earthquakes and droughts;

•	performance below expected or contracted levels of output or efficiency;

•	breakdown or failure, including, but not limited to, explosions, fires, leaks or other major events, of equipment, transmission and distribution lines or pipelines;

•	availability of replacement equipment;

•	risks of property damage or human injury from energized equipment, hazardous substances or explosions, fires, leaks or other events;

•	availability of adequate water resources and ability to satisfy water intake and discharge requirements;

•	inability to identify, manage properly or mitigate equipment defects in NEE’s facilities;

•	use of new or unproven technology;

•	risks associated with dependence on a specific type of fuel or fuel source, such as commodity price risk, availability of adequate fuel supply and transportation, and lack of available alternative fuel sources;

•	increased competition due to, among other factors, new facilities, excess supply, shifting demand and regulatory changes; and

•	insufficient insurance, warranties or performance guarantees to cover any or all lost revenues or increased expenses from the foregoing.

NEE’s business, financial condition, results of operations and prospects may be negatively affected by a lack of growth or slower growth in the number of customers or in customer usage.

Growth in customer accounts and growth of customer usage each directly influence the demand for electricity and the need for additional power generation and power delivery facilities, as well as the need for energy-related commodities such as natural gas. Customer growth and customer usage are affected by a number of factors outside the control of NEE, such as mandated energy efficiency measures, demand side management requirements, and economic and demographic conditions, such as population changes, job and income growth, housing starts, new business formation and the overall level of economic activity. A lack of growth, or a decline, in the number of customers or in customer demand for electricity or natural gas and other fuels may cause NEE to fail to fully realize the anticipated benefits from significant investments and expenditures and could have a material adverse effect on NEE’s growth, business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather.

Weather conditions directly influence the demand for electricity and natural gas and other fuels and affect the price of energy and energy-related commodities. In addition, severe weather and natural disasters, such as hurricanes, floods, tornadoes, icing events and earthquakes, can be destructive and cause power outages and property damage, reduce revenue, affect the availability of fuel and water, and require NEE to incur additional costs, for example, to restore service and repair damaged facilities, to obtain replacement power and to access available financing sources. Furthermore, NEE’s physical plant could be placed at greater risk of damage should changes in the global climate produce unusual variations in temperature and weather patterns, resulting in more intense, frequent and extreme weather events, abnormal levels of precipitation and, particularly relevant to FPL, a change in sea level. FPL operates in the east and lower west coasts of Florida, an area that historically has been prone to severe weather events, such as hurricanes. A disruption or failure of electric generation, transmission or distribution systems or natural gas production, transmission, storage or distribution systems in the event of a hurricane, tornado or other severe weather event, or otherwise, could prevent NEE from operating its business in the normal course and could result in any of the adverse consequences described above. Any of the foregoing could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

At FPL and other businesses of NEE where cost recovery is available, recovery of costs to restore service and repair damaged facilities is or may be subject to regulatory approval, and any determination by the regulator not to permit timely and full recovery of the costs incurred could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

Changes in weather can also affect the production of electricity at power generation facilities, including, but not limited to, NEER’s wind and solar facilities. For example, the level of wind resource affects the revenue produced by wind generation facilities. Because the levels of wind and solar resources are variable and difficult to predict, NEER’s results of operations for individual wind and solar facilities specifically, and NEE’s results of operations generally, may vary significantly from period to period, depending on the level of available resources. To the extent that resources are not available at planned levels, the financial results from these facilities may be less than expected.

Threats of terrorism and catastrophic events that could result from terrorism, cyber attacks, or individuals and/or groups attempting to disrupt NEE’s business, or the businesses of third parties, may materially adversely affect NEE’s business, financial condition, results of operations and prospects.

NEE is subject to the potentially adverse operating and financial effects of terrorist acts and threats, as well as cyber attacks and other disruptive activities of individuals or groups. There have been cyber attacks on energy infrastructure such as substations, gas pipelines and related assets in the past and there may be such attacks in the future. NEE’s generation, transmission and distribution facilities, fuel storage facilities, information technology systems and other infrastructure facilities and systems could be direct targets of, or otherwise be materially adversely affected by, such activities.

Terrorist acts, cyber attacks or other similar events affecting NEE’s systems and facilities, or those of third parties on which NEE relies, could harm NEE’s business, for example, by limiting its ability to generate, purchase or transmit power, natural gas or other energy-related commodities by limiting its ability to bill customers and collect and process payments, and by delaying its development and construction of new generation, distribution or transmission facilities or capital improvements to existing facilities. These events, and governmental actions in response, could result in a material decrease in revenues, significant additional costs (for example, to repair assets, implement additional security requirements or maintain or acquire insurance), significant fines and penalties and reputational damage, could materially adversely affect NEE’s operations (for example, by contributing to disruption of supplies and markets for natural gas, oil and other fuels), and could impair NEE’s ability to raise capital (for example, by contributing to financial instability and lower economic activity). In addition, the implementation of security guidelines and measures has resulted in and is expected to continue to result in increased costs. Such events or actions may materially adversely affect NEE’s business, financial condition, results of operations and prospects.

The ability of NEE to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEE’s insurance coverage does not provide protection against all significant losses.

Insurance coverage may not continue to be available or may not be available at rates or on terms similar to those presently available to NEE. The ability of NEE to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. If insurance coverage is not available or obtainable on acceptable terms, NEE may be required to pay costs associated with adverse future events. NEE generally is not fully insured against all significant losses. For example, FPL is not fully insured against hurricane-related losses, but would instead seek recovery of such uninsured losses from customers subject to approval by the FPSC, to the extent losses exceed restricted funds set aside to cover the cost of storm damage. A loss for which NEE is not fully insured could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE invests in gas and oil producing and transmission assets through NEER’s gas infrastructure business. The gas infrastructure business is exposed to fluctuating market prices of natural gas, natural gas liquids, oil and other energy commodities. A prolonged period of low gas and oil prices could impact NEER’s gas infrastructure business and cause NEER to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired, which could materially adversely affect NEE’s results of operations.

Natural gas and oil prices are affected by supply and demand, both globally and regionally. Factors that influence supply and demand include operational issues, natural disasters, weather, political instability, conflicts, new discoveries, technological advances, economic conditions and actions by major oil-producing countries. There can be significant volatility in market prices for gas and oil, and price fluctuations could have a material effect on the financial performance of gas and oil producing and transmission assets. For example, in a low gas and oil price environment, NEER would generate less revenue from its gas infrastructure investments in gas and oil producing properties, and as a result certain investments might become less profitable or incur losses. Prolonged periods of low oil and gas prices could also result in oil and gas production and transmission projects to be delayed or cancelled or to experience lower returns, and for certain projects to become impaired, which could materially adversely affect NEE’s results of operations.

If supply costs necessary to provide NEER’s full energy and capacity requirement services are not favorable, operating costs could increase and materially adversely affect NEE’s business, financial condition, results of operations and prospects.

NEER provides full energy and capacity requirements services primarily to distribution utilities, which include load-following services and various ancillary services, to satisfy all or a portion of such utilities’ power supply obligations to their customers. The supply costs for these transactions may be affected by a number of factors, including, but not limited to, events that may occur after such utilities have committed to supply power, such as weather conditions, fluctuating prices for energy and ancillary services, and the ability of the distribution utilities’ customers to elect to receive service from competing suppliers. NEER may not be able to recover all of its increased supply costs, which could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

Due to the potential for significant volatility in market prices for fuel, electricity and renewable and other energy commodities, NEER’s inability or failure to manage properly or hedge effectively the commodity risks within its portfolios could materially adversely affect NEE’s business, financial condition, results of operations and prospects.

There can be significant volatility in market prices for fuel, electricity and renewable and other energy commodities. NEE’s inability or failure to manage properly or hedge effectively its assets or positions against changes in commodity prices, volumes, interest rates, counterparty credit risk or other risk measures, based on factors both from within, or wholly or partially outside of, NEE’s control, may materially adversely affect NEE’s business, financial condition, results of operations and prospects.

Sales of power on the spot market or on a short-term contractual basis may cause NEE’s results of operations to be volatile.

A portion of NEER’s power generation facilities operate wholly or partially without long-term power purchase agreements. Power from these facilities is sold on the spot market or on a short-term contractual basis. Spot market sales are subject to market volatility, and the revenue generated from these sales is subject to fluctuation that may cause NEE’s results of operations to be volatile. NEER and NEE may not be able to manage volatility adequately, which could then have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

Reductions in the liquidity of energy markets may restrict the ability of NEE to manage its operational risks, which, in turn, could negatively affect NEE’s results of operations.

NEE is an active participant in energy markets. The liquidity of regional energy markets is an important factor in NEE’s ability to manage risks in these operations. Over the past several years, other market participants have ceased or significantly reduced their activities in energy markets as a result of several factors, including, but not limited to, government investigations, changes in market design and deteriorating credit quality. Liquidity in the energy markets can be adversely affected by price volatility, restrictions on the availability of credit and other factors, and any reduction in the liquidity of energy markets could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE’s hedging and trading procedures and associated risk management tools may not protect against significant losses.

NEE has hedging and trading procedures and associated risk management tools, such as separate but complementary financial, credit, operational, compliance and legal reporting systems, internal controls, management review processes and other mechanisms. NEE is unable to assure that such procedures and tools will be effective against all potential risks, including, without limitation, employee misconduct. If such procedures and tools are not effective, this could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

If price movements significantly or persistently deviate from historical behavior, NEE’s risk management tools associated with its hedging and trading procedures may not protect against significant losses.

NEE’s risk management tools and metrics associated with its hedging and trading procedures, such as daily value at risk, earnings at risk, stop loss limits and liquidity guidelines, are based on historical price movements. Due to the inherent uncertainty involved in price movements and potential deviation from historical pricing behavior, NEE is unable to assure that its risk management tools and metrics will be effective to protect against material adverse effects on its business, financial condition, results of operations and prospects.

If power transmission or natural gas, nuclear fuel or other commodity transportation facilities are unavailable or disrupted, FPL’s and NEER’s ability to sell and deliver power or natural gas may be limited.

FPL and NEER depend upon power transmission and natural gas, nuclear fuel and other commodity transportation facilities, many of which they do not own. Occurrences affecting the operation of these facilities that may or may not be beyond FPL’s and NEER’s control (such as severe weather or a generation or transmission facility outage, pipeline rupture, or sudden and significant increase or decrease in wind generation) may limit or halt the ability of FPL and NEER to sell and deliver power and natural gas, or to purchase necessary fuels and other commodities, which could materially adversely impact NEE’s business, financial condition, results of operations and prospects.

NEE is subject to credit and performance risk from customers, hedging counterparties and vendors.

NEE is exposed to risks associated with the creditworthiness and performance of its customers, hedging counterparties and vendors under contracts for the supply of equipment, materials, fuel and other goods and services required for its business operations and for the construction and operation of, and for capital improvements to, its facilities. Adverse conditions in the energy industry or the general economy, as well as circumstances of individual customers, hedging counterparties and vendors, may adversely affect the ability of some customers, hedging counterparties and vendors to perform as required under their contracts with NEE. For example, the prolonged downturn in oil and natural gas prices has adversely affected the financial stability of a number of enterprises in the energy industry, including some with which NEE does business.

If any hedging, vending or other counterparty fails to fulfill its contractual obligations, NEE may need to make arrangements with other counterparties or vendors, which could result in material financial losses, higher costs, untimely completion of power generation facilities and other projects, and/or a disruption of its operations. If a defaulting counterparty is in poor financial condition, NEE may not be able to recover damages for any contract breach.

NEE could recognize financial losses or a reduction in operating cash flows if a counterparty fails to perform or make payments in accordance with the terms of derivative contracts or if NEE is required to post margin cash collateral under derivative contracts.

NEE uses derivative instruments, such as swaps, options, futures and forwards, some of which are traded in the OTC markets or on exchanges, to manage its commodity and financial market risks, and to engage in trading and marketing activities. Any failures by its counterparties to perform or make payments in accordance with the terms of those transactions could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects. Similarly, any requirement for NEE to post margin cash collateral under its derivative contracts could have a material adverse effect on its business, financial condition, results of operations and prospects. These risks may be increased during periods of adverse market or economic conditions affecting the industries in which NEE participates.

NEE is highly dependent on sensitive and complex information technology systems, and any failure or breach of those systems could have a material adverse effect on its business, financial condition, results of operations and prospects.

NEE operates in a highly regulated industry that requires the continuous functioning of sophisticated information technology systems and network infrastructure. Despite NEE’s implementation of security measures, all of its technology systems are vulnerable to disability, failures or unauthorized access due to such activities. If NEE’s information technology systems were to fail or be breached, sensitive confidential and other data could be compromised and NEE could be unable to fulfill critical business functions.

NEE’s business is highly dependent on its ability to process and monitor, on a daily basis, a very large number of transactions, many of which are highly complex and cross numerous and diverse markets. Due to the size, scope, complexity and geographical reach of NEE’s business, the development and maintenance of information technology systems to keep track of and process information is critical and challenging. NEE’s operating systems and facilities may fail to operate properly or become disabled as a result of events that are either within, or wholly or partially outside of, its control, such as operator error, severe weather or terrorist activities. Any such failure or disabling event could materially adversely affect NEE’s ability to process transactions and provide services, and its business, financial condition, results of operations and prospects.

NEE adds, modifies and replaces information systems on a regular basis. Modifying existing information systems or implementing new or replacement information systems is costly and involves risks, including, but not limited to, integrating the modified, new or replacement system with existing systems and processes, implementing associated changes in accounting procedures and controls, and ensuring that data conversion is accurate and consistent. Any disruptions or deficiencies in existing information systems, or disruptions, delays or deficiencies in the modification or implementation of new information systems, could result in increased costs, the inability to track or collect revenues and the diversion of management’s and employees’ attention and resources, and could negatively impact the effectiveness of the company’s control environment, and/or the company’s ability to timely file required regulatory reports.

NEE also faces the risks of operational failure or capacity constraints of third parties, including, but not limited to, those who provide power transmission and natural gas transportation services.

NEE’s retail businesses are subject to the risk that sensitive customer data may be compromised, which could result in a material adverse impact to its reputation and/or the results of operations of the retail business.

NEE’s retail businesses require access to sensitive customer data in the ordinary course of business. NEE’s retail businesses may also need to provide sensitive customer data to vendors and service providers who require access to this information in order to provide services, such as call center services, to the retail businesses. If a significant breach occurred, the reputation of NEE could be materially adversely affected, customer confidence could be diminished, or customer information could be subject to identity theft. NEE would be subject to costs associated with the breach and/or NEE could be subject to fines and legal claims, any of which may have a material adverse effect on the business, financial condition, results of operations and prospects of NEE.

NEE could recognize financial losses as a result of volatility in the market values of derivative instruments and limited liquidity in OTC markets.

NEE executes transactions in derivative instruments on either recognized exchanges or via the OTC markets, depending on management’s assessment of the most favorable credit and market execution factors. Transactions executed in OTC markets have the potential for greater volatility and less liquidity than transactions on recognized exchanges. As a result, NEE may not be able to execute desired OTC transactions due to such heightened volatility and limited liquidity.

In the absence of actively quoted market prices and pricing information from external sources, the valuation of derivative instruments involves management’s judgment and use of estimates. As a result, changes in the underlying assumptions or use of alternative valuation methods could affect the reported fair value of these derivative instruments and have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE may be materially adversely affected by negative publicity.

From time to time, political and public sentiment may result in a significant amount of adverse press coverage and other adverse public statements affecting NEE. Adverse press coverage and other adverse statements, whether or not driven by political or public sentiment, may also result in investigations by regulators, legislators and law enforcement officials or in legal claims. Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceeding, can divert the time and effort of senior management from NEE’s business.

Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings is time consuming and expensive and, regardless of the factual basis for the assertions being made, can have a negative impact on the reputation of NEE, on the morale and performance of its employees and on its relationships with its regulators. It may also have a negative impact on its ability to take timely advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects may be materially adversely affected if FPL is unable to maintain, negotiate or renegotiate franchise agreements on acceptable terms with municipalities and counties in Florida.

FPL must negotiate franchise agreements with municipalities and counties in Florida to provide electric services within such municipalities and counties, and electricity sales generated pursuant to these agreements represent a very substantial portion of FPL’s revenues. If FPL is unable to maintain, negotiate or renegotiate such franchise agreements on acceptable terms, it could contribute to lower earnings and FPL may not fully realize the anticipated benefits from significant investments and expenditures, which could materially adversely affect NEE’s business, financial condition, results of operations and prospects.

Increasing costs associated with health care plans may materially adversely affect NEE’s results of operations.

The costs of providing health care benefits to employees and retirees have increased substantially in recent years. NEE anticipates that its employee benefit costs, including, but not limited to, costs related to health care plans for employees and former employees, will continue to rise. The increasing costs and funding requirements associated with NEE’s health care plans may materially adversely affect NEE’s business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects could be negatively affected by the lack of a qualified workforce or the loss or retirement of key employees.

NEE may not be able to service customers, grow its business or generally meet its other business plan goals effectively and profitably if it does not attract and retain a qualified workforce. Additionally, the loss or retirement of key executives and other employees may materially adversely affect service and productivity and contribute to higher training and safety costs.

Over the next several years, a significant portion of NEE’s workforce, including, but not limited to, many workers with specialized skills maintaining and servicing the nuclear generation facilities and electrical infrastructure, will be eligible to retire. Such highly skilled individuals may not be able to be replaced quickly due to the technically complex work they perform. If a significant amount of such workers retire and are not replaced, the subsequent loss in productivity and increased recruiting and training costs could result in a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE’s business, financial condition, results of operations and prospects could be materially adversely affected by work strikes or stoppages and increasing personnel costs.

Employee strikes or work stoppages could disrupt operations and lead to a loss of revenue and customers. Personnel costs may also increase due to inflationary or competitive pressures on payroll and benefits costs and revised terms of collective bargaining agreements with union employees. These consequences could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE’s ability to successfully identify, complete and integrate acquisitions is subject to significant risks, including, but not limited to, the effect of increased competition for acquisitions resulting from the consolidation of the power industry.

NEE is likely to encounter significant competition for acquisition opportunities that may become available as a result of the consolidation of the power industry in general. In addition, NEE may be unable to identify attractive acquisition opportunities at favorable prices and to complete and integrate them successfully and in a timely manner.

NextEra Energy Partners, LP’s (“NEP”) acquisitions may not be completed and, even if completed, NEE may not realize the anticipated benefits of any acquisitions, which could materially adversely affect NEE’s business, financial condition, results of operations and prospects.

During 2014, NEE formed NEP to acquire, manage and own contracted clean energy projects with stable, long-term cash flows. NEE may not realize the anticipated benefits from the acquisition, in October 2015, of the membership interests in NET Holdings Management, LLC, a developer, owner and operator of a portfolio of seven intrastate long-term contracted natural gas pipeline assets located in Texas (“Texas pipeline business”). Although NEP has made a number of acquisitions of wind and solar generation projects, the Texas pipeline business is the first third party acquisition by NEP and is NEP’s first acquisition of natural gas pipeline assets.

In the future NEP may make additional acquisitions of assets which are inherently risky and NEE may not realize the anticipated benefits of any acquisitions, which could materially adversely affect NEE’s business, financial condition, results of operations and prospects.

Nuclear Generation Risks

The construction, operation and maintenance of NEE’s nuclear generation facilities involve environmental, health and financial risks that could result in fines or the closure of the facilities and in increased costs and capital expenditures.

NEE’s nuclear generation facilities are subject to environmental, health and financial risks, including, but not limited to, those relating to site storage of spent nuclear fuel, the disposition of spent nuclear fuel, leakage and emissions of tritium and other radioactive elements in the event of a nuclear accident or otherwise, the threat of a terrorist attack and other potential liabilities arising out of the ownership or operation of the facilities. NEE maintains decommissioning funds and external insurance coverage which are intended to reduce the financial exposure to some of these risks; however, the cost of decommissioning nuclear generation facilities could exceed the amount available in NEE’s decommissioning funds, and the exposure to liability and property damages could exceed the amount of insurance coverage. If NEE is unable to recover the additional costs incurred through insurance or, in the case of FPL, through regulatory mechanisms, NEE’s business, financial condition, results of operations and prospects could be materially adversely affected.

In the event of an incident at any nuclear generation facility in the U.S. or at certain nuclear generation facilities in Europe, NEE could be assessed significant retrospective assessments and/or retrospective insurance premiums as a result of its participation in a secondary financial protection system and nuclear insurance mutual companies.

Liability for accidents at nuclear power plants is governed by the Price-Anderson Act, which limits the liability of nuclear reactor owners to the amount of insurance available from both private sources and an industry retrospective payment plan. In accordance with this Act, NEE maintains $375 million of private liability insurance per site, which is the maximum obtainable, and participates in a secondary financial protection system, which provides up to $13.0 billion of liability insurance coverage per incident at any nuclear reactor in the U.S. Under the secondary financial protection system, NEE is subject to retrospective assessments and/or retrospective insurance premiums of up to $1.0 billion, plus any applicable taxes, per incident at any nuclear reactor in the U.S. or at certain nuclear generation facilities in Europe, regardless of fault or proximity to the incident, payable at a rate not to exceed $152 million per incident per year. Such assessments, if levied, could materially adversely affect NEE’s business, financial condition, results of operations and prospects.

U.S. Nuclear Regulatory Commission (“NRC”) orders or new regulations related to increased security measures and any future safety requirements promulgated by the NRC could require NEE to incur substantial operating and capital expenditures at its nuclear generation facilities.

The NRC has broad authority to impose licensing and safety-related requirements for the operation and maintenance of nuclear generation facilities, the addition of capacity at existing nuclear generation facilities and the construction of nuclear generation facilities, and these requirements are subject to change. In the event of non-compliance, the NRC has the authority to impose fines or shut down a nuclear generation facility, or to take both of these actions, depending upon its assessment of the severity of the situation, until compliance is achieved. Any of the foregoing events could require NEE to incur increased costs and capital expenditures, and could reduce revenues.

Any serious nuclear incident occurring at a NEE plant could result in substantial remediation costs and other expenses. A major incident at a nuclear facility anywhere in the world could cause the NRC to limit or prohibit the operation or licensing of any domestic nuclear generation facility. An incident at a nuclear facility anywhere in the world also could cause the NRC to impose additional conditions or other requirements on the industry, or on certain types of nuclear generation units, which could increase costs, reduce revenues and result in additional capital expenditures.

The inability to operate any of NEE’s nuclear generation units through the end of their respective operating licenses could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

The operating licenses for NEE’s nuclear generation facilities extend through at least 2030. If the facilities cannot be operated for any reason through the life of those operating licenses, NEE may be required to increase depreciation rates, incur impairment charges and accelerate future decommissioning expenditures, any of which could materially adversely affect its business, financial condition, results of operations and prospects.

Various hazards posed to nuclear generation facilities, along with increased public attention to and awareness of such hazards, could result in increased nuclear licensing or compliance costs which are difficult or impossible to predict and could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

The threat of terrorist activity, as well as recent international events implicating the safety of nuclear facilities, could result in more stringent or complex measures to keep facilities safe from a variety of hazards, including, but not limited to, natural disasters such as earthquakes and tsunamis, as well as terrorist or other criminal threats. This increased focus on safety could result in higher compliance costs which, at present, cannot be assessed with any measure of certainty and which could have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE’s nuclear units are periodically removed from service to accommodate normal refueling and maintenance outages, and for other purposes. If planned outages last longer than anticipated or if there are unplanned outages, NEE’s results of operations and financial condition could be materially adversely affected.

NEE’s nuclear units are periodically removed from service to accommodate normal refueling and maintenance outages, including, but not limited to, inspections, repairs and certain other modifications. In addition, outages may be scheduled, often in connection with a refueling outage, to replace equipment, to increase the generating capacity at a particular nuclear unit, or for other purposes, and those planned activities increase the time the unit is not in operation. In the event that a scheduled outage lasts longer than anticipated or in the event of an unplanned outage due to, for example, equipment failure, such outages could materially adversely affect NEE’s business, financial condition, results of operations and prospects.

Liquidity and Capital Requirements Risks

Disruptions, uncertainty or volatility in the credit and capital markets may negatively affect NEE’s ability to fund its liquidity and capital needs and to meet its growth objectives, and can also materially adversely affect the results of operations and financial condition of NEE.

NEE relies on access to capital and credit markets as significant sources of liquidity for capital requirements and other operations requirements that are not satisfied by operating cash flows. Disruptions, uncertainty or volatility in those capital and credit markets, including, but not limited to, the conditions of the most recent financial crises in the U.S. and abroad, could increase NEE’s cost of capital. If NEE is unable to access regularly the capital and credit markets on terms that are reasonable, it may have to delay raising capital, issue shorter-term securities and incur an unfavorable cost of capital, which, in turn, could adversely affect its ability to grow its business, could contribute to lower earnings and reduced financial flexibility, and could have a material adverse effect on its business, financial condition, results of operations and prospects.

Although NEE’s competitive energy subsidiaries have used non-recourse or limited-recourse, project-specific or other financing in the past, market conditions and other factors could adversely affect the future availability of such financing. The inability of NEE’s subsidiaries including, without limitation, NEP and its subsidiaries, to access the capital and credit markets to provide project-specific or other financing for electric-

generation and other facilities or acquisitions on favorable terms, whether because of disruptions or volatility in those markets or otherwise, could necessitate additional capital raising or borrowings by NEE in the future.

The inability of subsidiaries that have existing project-specific or other financing arrangements to meet the requirements of various agreements relating to those financings could give rise to a project-specific financing default which, if not cured or waived, might result in the specific project, and potentially in some limited instances its parent companies, being required to repay the associated debt or other borrowings earlier than otherwise anticipated, and if such repayment were not made, the lenders or security holders would generally have rights to foreclose against the project assets and related collateral. Such an occurrence also could result in NEE expending additional funds or incurring additional obligations over the shorter term to ensure continuing compliance with project-specific financing arrangements based upon the expectation of improvement in the project’s performance or financial returns over the longer term. Any of these actions could materially adversely affect NEE’s business, financial condition, results of operations and prospects, as well as the availability or terms of future financings for NEE or its subsidiaries.

NEE’s, NEE Capital’s and FPL’s inability to maintain their current credit ratings may materially adversely affect NEE’s liquidity and results of operations, limit the ability of NEE to grow its business, and increase interest costs.

The inability of NEE, NEE Capital and FPL to maintain their current credit ratings could materially adversely affect their ability to raise capital or obtain credit on favorable terms, which, in turn, could impact NEE’s ability to grow its business and service indebtedness and repay borrowings, and would likely increase its interest costs. In addition, certain agreements and guarantee arrangements would require posting of additional collateral in the event of a ratings downgrade. Some of the factors that can affect credit ratings are cash flows, liquidity, the amount of debt as a component of total capitalization, NEE’s overall business mix and political, legislative and regulatory actions. There can be no assurance that one or more of the ratings of NEE, NEE Capital and FPL will not be lowered or withdrawn entirely by a rating agency.

NEE’s liquidity may be impaired if its credit providers are unable to fund their credit commitments to the company or to maintain their current credit ratings.

The inability of NEE’s, NEE Capital’s and FPL’s credit providers to fund their credit commitments or to maintain their current credit ratings could require NEE, NEE Capital or FPL, among other things, to renegotiate requirements in agreements, find an alternative credit provider with acceptable credit ratings to meet funding requirements, or post cash collateral and could have a material adverse effect on NEE’s liquidity.

Poor market performance and other economic factors could affect NEE’s defined benefit pension plan’s funded status, which may materially adversely affect NEE’s business, financial condition, liquidity and results of operations and prospects.

NEE sponsors a qualified noncontributory defined benefit pension plan for substantially all employees of NEE and its subsidiaries. A decline in the market value of the assets held in the defined benefit pension plan due to poor investment performance or other factors may increase the funding requirements for this obligation.

NEE’s defined benefit pension plan is sensitive to changes in interest rates, since, as interest rates decrease the funding liabilities increase, potentially increasing benefits costs and funding requirements. Any increase in benefits costs or funding requirements may have a material adverse effect on NEE’s business, financial condition, liquidity, results of operations and prospects.

Poor market performance and other economic factors could adversely affect the asset values of NEE’s nuclear decommissioning funds, which may materially adversely affect NEE’s liquidity and results of operations.

NEE is required to maintain decommissioning funds to satisfy its future obligations to decommission its nuclear power plants. A decline in the market value of the assets held in the decommissioning funds due to poor investment performance or other factors may increase the funding requirements for these obligations. Any increase in funding requirements may have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

Certain of NEE’s investments are subject to changes in market value and other risks, which may materially adversely affect NEE’s liquidity, financial results and results of operations.

NEE holds other investments where changes in the fair value affect NEE’s financial results. In some cases there may be no observable market values for these investments, requiring fair value estimates to be based on other valuation techniques. This type of analysis requires significant judgment and the actual values realized in a sale of these investments could differ materially from those estimated. A sale of an investment below previously estimated value, or other decline in the fair value of an investment, could result in losses or the write-off of such investment, and may have a material adverse effect on NEE’s liquidity, financial condition and results of operations.

NEE may be unable to meet its ongoing and future financial obligations if its subsidiaries are unable to pay upstream dividends or repay funds to NEE.

NEE is a holding company and, as such, has no material operations of its own. Substantially all of NEE’s consolidated assets are held by its subsidiaries. NEE’s ability to meet its financial obligations, including, but not limited to, its guarantees, is primarily dependent on its subsidiaries’ net income and cash flows, which are subject to the risks of their respective businesses, and their ability to pay upstream dividends or to repay funds to NEE.

NEE’s subsidiaries are separate legal entities and have no independent obligation to provide NEE with funds for its payment obligations. The subsidiaries have financial obligations, including, but not limited to, payment of debt service, which they must satisfy before they can provide NEE with funds. In addition, in the event of a subsidiary’s liquidation or reorganization, NEE’s right to participate in a distribution of assets is subject to the prior claims of the subsidiary’s creditors.

The dividend-paying ability of some of the subsidiaries is limited by contractual restrictions which are contained in outstanding financing agreements and which may be included in future financing agreements. The future enactment of laws or regulations also may prohibit or restrict the ability of NEE’s subsidiaries to pay upstream dividends or to repay funds.

NEE may be unable to meet its ongoing and future financial obligations, if NEE is required to perform under guarantees of obligations of its subsidiaries.

NEE guarantees many of the obligations of its consolidated subsidiaries, other than FPL, through guarantee agreements with NEE Capital. These guarantees may require NEE to provide substantial funds to its subsidiaries or their creditors or counterparties at a time when NEE is in need of liquidity to meet its own financial obligations. Funding such guarantees may materially adversely affect NEE’s ability to meet its financial obligations or to pay dividends.

NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions and on the value of NEE’s limited partner interest in NextEra Energy Operating Partners, LP (“NEP OpCo”).

NEE understands that NEP expects to finance acquisitions of clean energy projects partially or wholly through the issuance of additional common units. NEP needs to be able to access the capital markets on commercially reasonable terms when acquisition opportunities arise. NEP’s ability to access the equity capital markets is dependent on, among other factors, the overall state of the capital markets and investor appetite for investment in clean energy projects in general and NEP’s common units in particular. An inability to obtain equity financing on commercially reasonable terms could limit NEP’s ability to consummate future acquisitions and to effectuate its growth strategy in the manner currently contemplated. Furthermore there may not be sufficient availability under NEP OpCo’s subsidiaries’ revolving credit facility or other financing arrangements on commercially reasonable terms when acquisition opportunities arise. If debt financing is available, it may be available only on terms that could significantly increase NEP’s interest expense, impose additional or more restrictive covenants and reduce cash distributions to its unitholders. An inability to access sources of capital on commercially reasonable terms could significantly limit NEP’s ability to consummate future acquisitions and to effectuate its growth strategy. NEP’s inability to effectively consummate future acquisitions could have a material adverse effect on NEP’s ability to grow its business and make cash distributions to its unitholders.

Through an indirect wholly owned subsidiary, NEE owns a limited partner interest in NEP OpCo. NEP’s inability to access the capital markets on commercially reasonable terms and effectively consummate future acquisitions could have a material adverse effect on NEP’s ability to grow its cash distributions to its unitholders, including NEE, and on the value of NEE’s limited partnership interest in NEP OpCo.

Risks Relating to the Proposed Acquisition

In April 2014, EFH Corp. and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (“EFIH”), but excluding Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), and its direct and indirect subsidiaries, filed voluntary petitions for relief (“Bankruptcy Filing”) under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”).

On July 29, 2016, as part of a third amended plan of reorganization filed with the Bankruptcy Court for EFH Corp., EFIH and certain other EFH Corp. subsidiaries (“amended plan of reorganization”), EFH Corp. and EFIH entered into the EFH merger agreement with NEE and EFH Merger Sub. Pursuant to the EFH merger agreement and after the reorganization of EFH Corp. (“reorganized EFH”) and EFIH (“reorganized EFIH”) under the Bankruptcy Code, reorganized EFH will be merged with and into EFH Merger Sub, with EFH Merger Sub continuing as the surviving company and the successor to reorganized EFH Corp. (“EFH merger”). As a result of the merger, EFH Merger Sub will become the direct or indirect owner of certain other former subsidiaries of EFH Corp. and, through its ownership of reorganized EFIH and reorganized EFIH’s direct subsidiary, Oncor Holdings, the indirect owner of 80.03% of Oncor’s outstanding membership interests.

On October 30, 2016, NEE and its direct wholly owned subsidiary TTHC Merger Sub entered into the TTHC merger agreement with TTHC and the Primary Holders. Pursuant to the TTHC merger agreement, TTHC Merger Sub would merge with TTHC for a total cash merger consideration to be paid by NEE of approximately $2.4 billion, subject to adjustment. TTHC, through TTI, a wholly owned subsidiary, owns an approximately 20 percent interest in Oncor. See “Prospectus Supplement Summary—Recent Developments.”

Also on October 29, 2016, the OMI purchaser, OMI and Oncor entered into the OMI purchase agreement for the OMI purchaser to purchase OMI’s 0.22 percent interest in Oncor for approximately $27 million. See “Prospectus Supplement Summary—Recent Developments.”

As a result of the EFH merger agreement, the TTHC merger agreement and the OMI purchase agreement, NEE would collectively acquire 100 percent of Oncor.

The completion of the EFH merger is subject to the receipt of consents and approvals from the Bankruptcy Court and from governmental entities, which may impose conditions that could have a material adverse effect on NEE or could cause either NEE or EFH Corp. to abandon the EFH merger.

The EFH merger agreement contains various conditions precedent to consummation of the transactions contemplated by the EFH merger agreement, including, among others: (i) entry of an order by the Bankruptcy Court approving the EFH merger agreement and certain related agreements and confirming the amended plan of reorganization with respect to EFH Corp., EFIH and certain of EFH Corp.’s other direct and indirect subsidiaries (collectively, “EFH/EFIH Debtors”); (ii) that Internal Revenue Service (“IRS”) has issued and not revoked or withdrawn specified private letter rulings with respect to the transactions contemplated by the EFH merger agreement; and (iii) that the representations and warranties of each party to the EFH merger agreement are accurate. The conditions precedent to NEE and EFH Merger Sub’s obligation to consummate the EFH merger also include, but are not limited to, conditions that: (i) certain approvals and rulings be obtained from, among others, the PUCT and the FERC that are necessary to consummate the EFH merger; (ii) certain members of the boards of directors of Oncor and Oncor Holdings have resigned from such boards of directors at the closing of the EFH merger and the designees of NEE constitute the entire board of directors of Oncor Holdings and Oncor (subject to limited exceptions); (iii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended has expired or terminated; and (iv) the PUCT approval approves, among other things, the acquisition, directly or indirectly, of 100% of Oncor’s membership interests and an initial public offering of an indirect minority interest in Oncor.

The Bankruptcy Court or these governmental entities may decline to approve the EFH merger or the other related actions or may impose conditions on the completion, or require changes to the terms, of the EFH merger, including, but not limited to, restrictions or conditions on the business, operations, or which could adversely affect the financial performance of, the combined company following the EFH merger.

Satisfying the conditions to completion of the EFH merger may take longer, and could cost more, than NEE expects. Any delay in completing the EFH merger or any additional conditions imposed in order to complete the EFH merger may materially adversely affect the benefits that NEE expects to achieve from the EFH merger and the integration of the companies’ respective businesses. In addition, conditions to the completion of the EFH merger may not be satisfied.

The EFH merger agreement may be terminated, among other reasons: (i) by NEE or by EFH Corp. and EFIH (acting together), if the closing has not been consummated within 240 days of the date of the EFH merger agreement (subject to a 90-day extension in certain circumstances for the continued pursuit of the PUCT, FERC or IRS approvals or rulings, as applicable, as described above); (ii) by NEE or by EFH Corp. and EFIH (acting together), if the plan support agreement (as amended and restated September 19, 2016, the “plan support agreement”) entered into by EFH Corp., EFIH, EFH/EFIH Debtors and certain creditors of EFH and EFIH with NEE, solely in its capacity as a sponsor of the amended plan of reorganization (pursuant to which plan support agreement, NEE, the EFH/EFIH Debtors and such creditors have agreed to support in a variety of specified ways the EFH/EFIH Debtors’ proposed restructuring pursuant to the amended plan of reorganization), is terminated in accordance with its terms; or (iii) by NEE, if the Bankruptcy Court enters, or EFH Corp. or EFIH seeks from the Bankruptcy Court, an order approving any sale or other disposition of the assets of EFH Corp. or its subsidiaries or the equity interests in EFIH to any person other than NEE, EFH Merger Sub or any of their affiliates. The EFH merger agreement may also be terminated at any time prior to closing by mutual written consent of the parties thereto.

EFH Corp. may terminate the EFH merger agreement in accordance with its terms prior to confirmation of the amended plan of reorganization because it chooses to proceed with an alternative superior transaction. In the event the EFH merger agreement is so terminated by EFH Corp., and an alternative superior transaction is consummated pursuant to which neither NEE nor any of its affiliates will obtain direct or indirect ownership of 100% of Oncor Holdings and Oncor Holdings’ approximately 80% equity interest in Oncor, EFH Corp. and EFIH, subject to the exclusion of a limited number of termination events, would be required to pay to NEE a termination fee of $275 million. In the event EFH Corp. and EFIH pay the termination fee to NEE in accordance with the EFH merger agreement, such payment shall be the sole and exclusive remedy of NEE and EFH Merger Sub against EFH Corp., EFIH and their respective affiliates, representatives, creditors or shareholders with respect to any breach of the EFH merger agreement prior to termination.

Any delay in completing the EFH merger, conditions imposed by governmental entities, if accepted, or failure to complete the merger could have a material adverse effect on the business, financial condition, results of operations and prospects of NEE.

Failure to complete the Acquisition could negatively impact the market price of NEE’s common stock price as well as the business, financial condition, results of operations and prospects of NEE.

Completion of the Acquisition is subject to risks and uncertainties, including the risks that approval of the merger contemplated by the EFH merger agreement by the Bankruptcy Court or governmental entities will not be obtained or that certain other closing conditions will not be satisfied. If the Acquisition is not completed, the business, financial condition, results of operations and prospects of NEE may be materially adversely affected and NEE will be subject to a number of risks, including, but not limited to, matters relating to the Acquisition (including integration planning) which may require substantial commitments of time and resources by NEE management, which could otherwise have been devoted to other opportunities that may have been available to NEE.

The occurrence of any of these events, individually or in combination, could cause the market price of NEE’s common stock to decline if and to the extent that the prices at which the common stock sold in this offering reflect an assumption by the market that the Acquisition will be completed.

NEE expects to incur substantial expenses related to the Acquisition, whether or not the Acquisition is completed.

NEE expects to incur relatively significant expenses in connection with the Acquisition, whether or not the Acquisition is completed. While NEE has assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of its integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.

Following the Acquisition, NEE may be unable to successfully integrate the acquired companies’ business.

NEE and EFH Corp. currently operate as independent public companies. Following the Acquisition, NEE will be required to devote significant management attention and resources to integrating EFH Corp. and its direct and indirect subsidiaries to be acquired pursuant to the merger agreement, including Oncor (collectively, the “EFH companies”). Potential difficulties NEE may encounter in the integration process include the following:

•	the complexities associated with integrating the business of the EFH companies, while at the same time continuing to provide consistent, high quality services;

•	the additional complexities of integrating the business of the EFH companies with different core services, markets and customers;

•	the inability to retain key employees;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the merger and integrating the businesses of the EFH companies.

For these reasons, investors should be aware that it is possible that the integration process following the Acquisition could result in the distraction of NEE’s management, the disruption of NEE’s ongoing business or inconsistencies in its services, standards, controls, procedures and policies, any of which could adversely affect the ability of NEE to maintain relationships with customers, vendors and employees or could otherwise adversely affect NEE’s business, financial condition, results of operations and prospects.

NEE and the EFH companies may be materially adversely affected by negative publicity related to the proposed Acquisition and in connection with other matters.

Political and public sentiment in connection with the proposed Acquisition and in connection with other matters may result in adverse press coverage and other adverse public statements affecting NEE and the EFH companies. Adverse press coverage and other adverse statements, whether or not driven by political or public sentiment, may also result in investigations by regulators, legislators and law enforcement officials or in legal claims. Responding to these investigations and lawsuits, regardless of the ultimate outcome of the proceeding, can divert the time and effort of senior management from the management of NEE’s business.

Addressing any adverse publicity, governmental scrutiny or enforcement or other legal proceedings is time consuming and expensive and, regardless of the factual basis for the assertions being made, can have a negative impact on the reputation of NEE and the EFH companies, on the morale and performance of their employees and on their relationships with their respective regulators. It may also have a negative impact on their ability to take timely advantage of various business and market opportunities. The direct and indirect effects of negative publicity, and the demands of responding to and addressing it, may have a material adverse effect on NEE’s business, financial condition, results of operations and prospects.

NEE has goodwill and other intangible assets on its balance sheet, and these amounts may increase as a result of the Acquisition. If its goodwill or other intangible assets become impaired in the future, NEE may be required to record a significant, non-cash charge to earnings and reduce its shareholders’ equity.

Under generally accepted accounting principles in the United States, intangible assets are reviewed for impairment on an annual basis or more frequently whenever events or circumstances indicate that its carrying value may not be recoverable. If NEE’s intangible assets, including goodwill as a result of the Acquisition, are determined to be impaired in the future, NEE may be required to record a significant, non-cash charge to earnings during the period in which the impairment is determined.

Risks Relating to This Offering

NEE common stock price has fluctuated over a wide range, and could fluctuate significantly in the future, as a result of the operating performance of NEE and its subsidiaries, conditions in the electric utility and wholesale electric generation industries, and economic conditions generally.

The market price of NEE common stock has been, and may continue to be, subject to significant fluctuations due to factors relating to the operating performance of NEE and its subsidiaries and conditions in the electric utility and wholesale electric generation industries, including the risk factors and other information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. In addition, the stock market in recent years has experienced extreme price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including NEE and other electric power companies. The changes in the market prices of securities may appear to occur without regard to the financial results of these companies. Accordingly, the market price of NEE common stock could fluctuate based upon factors that are not directly related to the operating performance of NEE and its subsidiaries, and these fluctuations could materially reduce NEE’s stock price.

NEE’s ability to continue to pay dividends on its common stock is subject to the risks affecting the businesses of its subsidiaries and to contractual restrictions that may limit NEE’s dividend-paying ability in specified circumstances.

NEE is a holding company that conducts substantially all of its operations through its subsidiaries. The ability of NEE to pay dividends on its common stock is currently subject to, and in the future may be limited by:

•	the ability of FPL, a subsidiary of NEE, and NEE’s other subsidiaries to pay dividends or make loans or advances to, and to repay loans or advances from, NEE, which is subject to the risks affecting the businesses of such subsidiaries; and

•	contractual restrictions applicable to NEE and some of its subsidiaries.

FPL is subject to the terms of its Mortgage and Deed of Trust, dated as of January 1, 1944, between FPL and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented (the “Mortgage”), that secures its obligations under first mortgage bonds issued by it and outstanding from time to time. In specified circumstances, the terms of the Mortgage could restrict the amount of FPL’s retained earnings that FPL can use to pay cash dividends on its common stock.

Other contractual restrictions on the dividend-paying ability of NEE or its subsidiaries are contained in outstanding financing arrangements, and may be included in future financing arrangements. NEE has issued equity units (initially in the form of corporate units). NEE has the right, from time to time, to defer the payment of contract adjustment payments on purchase contracts that are components of those equity units. In the event that NEE exercises its right to defer the payment of contract adjustment payments on the purchase contracts that are components of any of such equity units, then, until the deferred contract adjustment payments have been paid, NEE would not be able, with limited exceptions, to pay dividends on its common stock. NEE Capital has issued outstanding junior subordinated debentures that are guaranteed by NEE. NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, FPL or NEE Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (1) provide them with rights to defer the payment of interest or other payments and (2) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on its common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL were to exercise any such right to defer the payment of interest or other payments, it would not be able, with limited exceptions, to pay dividends to any holder of its common stock or preferred stock, including NEE, during the periods in which such payments were deferred. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on NEE’s ability to pay dividends on its common stock and on FPL’s ability to pay dividends to any holder of its common stock or preferred stock, including NEE.

The right of the holders of NEE common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of preferred stock that may be issued in the future by NEE, and the right of the holders of common or preferred stock of NEE Capital or FPL to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of preferred stock that may be issued in the future by NEE Capital or FPL, as the case may be.

Provisions in NEE’s organizational documents and the Florida Business Corporation Act could discourage takeover attempts that NEE’s board of directors and management oppose even if holders of NEE common stock might benefit from a change in control of NEE.

Provisions in NEE’s Charter and bylaws and the Florida Business Corporation Act, or “Florida Act,” may make it difficult and expensive for a third party to pursue a takeover attempt that NEE’s board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of NEE common stock. Among Charter provisions that could have an anti-takeover effect are those that:

•	provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors,

•	prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders,

•	limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or the secretary, a majority of the board of directors or the holders of 20% of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting,

•	require any action by shareholders to amend or repeal NEE’s Bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, and

•	require the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NEE’s Charter, including the foregoing provisions.

The NEE bylaws contain some of the foregoing provisions contained in the Charter. In addition, the bylaws contain provisions that limit to 16 directors the maximum number of authorized directors of NEE and that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at an annual meeting. See “Description of Common Stock” beginning on page S-34 of this prospectus supplement and “Description of NEE Common Stock—Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws” in the accompanying prospectus.

As a Florida corporation, NEE is subject to the Florida Act, which provides that an affiliated transaction with an interested shareholder generally must be approved by the affirmative vote of the holders of two-thirds of NEE’s voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. See “Description of NEE Common Stock—Restrictions on Affiliated and Control Share Transactions Under Florida Act” in the accompanying prospectus.

The Charter authorizes NEE’s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of serial preferred stock in one or more series, and to fix the powers, preferences and rights of each such series. The rights and privileges of holders of NEE common stock may be adversely affected by the powers, preferences and rights of holders of any series of preferred stock which the NEE board of directors may authorize for issuance from time to time. By authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights and preferences, the board of directors could adversely affect the voting power of the holders of NEE common stock and could discourage unsolicited acquisition proposals or make it more difficult for a third party to gain control of NEE or otherwise could adversely affect the market price of NEE common stock.

Settlement provisions contained in the forward sale agreements subject NEE to certain risks.

Each forward counterparty will have the right to accelerate its forward sale agreement and require NEE to physically settle that forward counterparty’s forward sale agreement on a date specified by the forward counterparty if:

•	in the commercially reasonable judgment of the forward counterparty, it or its affiliate is unable to hedge its exposure to the forward sale agreement because of the lack of sufficient shares of NEE common stock being made available for share borrowing by lenders, or it or its affiliate, would incur a stock loan fee to borrow shares of NEE common stock to hedge its exposure to the forward sale agreement that is greater than a specified threshold;

•	NEE declares any dividend or distribution on shares of NEE common stock payable in (a) cash (other than an extraordinary dividend) in excess of a specified amount, (b) share capital or securities of another company acquired or owned by NEE as a result of a spin-off or other similar transaction or (c) any other type of securities (other than NEE common stock), rights or warrants or other assets for payment at less than the prevailing market price as reasonably determined by the forward counterparty;

•	certain ownership thresholds applicable to the forward counterparty are exceeded;

•	an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers or the delisting of NEE common stock (each as more fully described in the forward sale agreement); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by NEE in connection with entering into the forward sale agreement, NEE’s bankruptcy or insolvency or a change in law (each as more fully described in the forward sale agreement).

A forward counterparty’s decision to exercise its right to accelerate its forward sale agreement and to require NEE to physically settle that forward sale agreement will be made irrespective of NEE’s interests, including NEE’s need for capital. In such cases, NEE could be required to issue and deliver its common stock pursuant to the physical settlement provisions of the applicable forward sale agreement irrespective of its capital needs, which would result in dilution to NEE’s earnings per share and return on equity. In addition, upon NEE’s bankruptcy or insolvency, each forward sale agreement will automatically terminate without further liability of either party. Following any such termination, NEE would not issue any shares and NEE would not receive any proceeds pursuant to any of the forward sale agreements.

Each forward sale agreement provides for settlement on a settlement date or dates to be specified at NEE’s discretion, which settlement must occur no later than November 1, 2017.

Except under the circumstances described above, NEE generally has the right to elect physical, cash or net share settlement under the forward sale agreements. Subject to the provisions of the forward sale agreements, delivery of shares of NEE common stock on any physical settlement of the forward sale agreements will result in dilution to NEE’s earnings per share and return on equity. If NEE elects to cash or net share settle all or a portion of the shares of its common stock underlying a forward sale agreement, NEE would expect the applicable forward counterparty or one of its affiliates to purchase the number of shares necessary, based on the portion for which NEE elects cash or net share settlement, in order to cover the forward counterparty’s obligation to return the shares of NEE common stock it had borrowed in connection with sales of NEE common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares to NEE. If the market value of NEE common stock at the time of such purchase is above the forward sale price at that time, NEE would pay, or deliver, as the case may be, to the applicable forward counterparty under the applicable forward sale agreement an amount of cash or common stock with a value equal to this difference. Any such difference could be significant. If the market value of NEE common stock at the time of these purchases is below the forward sale price at that time, NEE would be paid this difference in cash by, or NEE would receive the value of this difference in common stock from, the applicable forward counterparty under the applicable forward sale agreement, as the case may be. See “Underwriting—Forward Sale Agreements” and “—Over-Allotment Option.”

In addition, the purchase of NEE common stock by the forward counterparties (or affiliates thereof) to unwind the forward counterparties’ hedge positions could cause the price of NEE common stock to increase, thereby increasing the amount of cash NEE would owe to the forward counterparties upon a cash settlement of the forward sale agreements, or the number of shares NEE would owe to the forward counterparties upon a net share settlement of the forward sale agreements, as the case may be.

SELECTED CONSOLIDATED INCOME STATEMENT DATA OF NEE AND SUBSIDIARIES

The following material, which is presented in this prospectus supplement solely to furnish limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus. In the opinion of NEE, all adjustments (consisting of normal recurring accruals) considered necessary for a fair financial statement presentation of the results of operations for the nine months ended September 30, 2016 and 2015 have been made. The results of operations for an interim period generally will not give a true indication of results for the year.

	Nine Months Ended September 30,		Years Ended December 31,
	2016	2015	2015	2014	2013
	(In Millions, Except Per Share Amounts)
Operating revenues	$12,457	$13,417	$17,486	$17,021	$15,136
Net income attributable to NEE	$1,946	$2,245	$2,752	$2,465	$1,908
Weighted-average number of common shares outstanding (assuming dilution)	464.7	451.3	454.0	440.1	427.0
Earnings per share of common stock attributable to NEE (assuming dilution)	$4.19	$4.97	$6.06	$5.60	$4.47

CONSOLIDATED CAPITALIZATION OF NEE AND SUBSIDIARIES

The following table shows NEE’s consolidated capitalization as of September 30, 2016, and as adjusted to reflect the transaction described below (assuming full physical settlement of the forward sale agreements and no exercise of the underwriters’ over-allotment option). This table, which is presented in this prospectus supplement solely to provide limited introductory information, is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.

	September 30, 2016	Adjusted(a)(b)
		Amount		Percent
	(In Millions)
Total common shareholders’ equity	$23,907	$25,395	(c)	46.5%
Noncontrolling interests	962	962		1.8

Total equity	24,869	26,357		48.3
Long-term debt (excluding current maturities)	28,195	28,195		51.7%

Total capitalization	$53,064	$54,552		100.0%

(a)	To give effect only to the physical settlement of the forward sale agreements assuming that the forward sale agreements are physically settled on their effective date based upon the initial forward sale price of $124.00 per share. Adjusted amounts do not reflect any possible additional borrowings or issuance and sale of additional securities by NEE and its subsidiaries from time to time after the date of this prospectus supplement. See “Use of Proceeds.”
(b)	Assumes physical settlement of the forward sale agreements as described above in footnote (a). Although NEE expects to settle the forward sale agreements entirely by the delivery of shares of its common stock, NEE may elect cash or net share settlement for all or a portion of NEE’s obligations under one or more of the forward sale agreements if NEE concludes that it is in NEE’s best interests to do so. See “Underwriting—Forward Sale Agreements” and “—Over-Allotment Option.” Settlement of each forward sale agreement will generally occur on a settlement date or dates to be specified at NEE’s discretion, which settlement must occur no later than November 1, 2017.

COMMON STOCK DIVIDENDS AND PRICE RANGE

NEE and its predecessor, FPL, have paid dividends on the common stock each year since 1944. It is generally the practice of NEE to pay dividends quarterly on the 15th day of March, June, September and December. The amount and timing of dividends payable on NEE common stock are within the sole discretion of NEE’s board of directors. The ability of NEE to pay dividends on its common stock is dependent upon, among other things, dividends paid to it by its subsidiaries. See “Description of NEE Common Stock” beginning on page 6 of the accompanying prospectus. The high and low prices of NEE common stock, as reported on the NYSE consolidated tape (NYSE ticker symbol: “NEE”), and dividends paid per share, for the periods indicated, are presented below:

	Price Range		Dividends Paid Per Share
	High	Low
2014
First Quarter	$96.13	$83.97	$0.725
Second Quarter	$102.51	$93.28	$0.725
Third Quarter	$102.46	$91.79	$0.725
Fourth Quarter	$110.84	$90.33	$0.725

2015
First Quarter	$112.64	$97.48	$0.770
Second Quarter	$106.63	$97.23	$0.770
Third Quarter	$109.98	$93.74	$0.770
Fourth Quarter	$105.85	$95.84	$0.770

2016
First Quarter	$119.37	$102.20	$0.870
Second Quarter	$130.43	$112.44	$0.870
Third Quarter	$131.98	$120.22	$0.870
Fourth Quarter (through November 1, 2016)	$128.46	$117.52	—

On November 1, 2016, the last reported sale price of NEE common stock on the NYSE was $125.89 per share.

On October 14, 2016, the NEE board of directors declared a regular quarterly common stock dividend of $0.87 per share. The dividend is payable on December 15, 2016, to shareholders of record on November 25, 2016.

USE OF PROCEEDS

The information in this section supplements the information in the “Use of Proceeds” section on page 4 of the accompanying prospectus. Please read these two sections together.

NEE will not initially receive any proceeds from the sale of the shares of its common stock by the forward counterparties (or affiliates thereof) pursuant to this prospectus supplement, unless an event occurs that requires NEE to issue and sell its common stock to the underwriters in lieu of the forward counterparties (or affiliates thereof) selling NEE common stock to the underwriters. Depending on the price of NEE common stock at the time of settlement of the forward sale agreements and the relevant settlement method, NEE may receive proceeds from the sale of common stock upon settlement of the forward sale agreements, which settlement must occur no later than November 1, 2017. For purposes of calculating the proceeds to NEE upon settlement of the forward sale agreements reflected on the cover of this prospectus supplement, NEE has assumed that the forward sale agreements are physically settled in full on the effective date of the forward sale agreements based upon the initial forward sale price of $124.00. The actual proceeds, if any, from the forward sales are subject to the final settlement of the forward sale agreements. See “Underwriting—Forward Sale Agreements” and “—Over-Allotment Option” for a description of the forward sale agreements.

NEE will add any net proceeds that NEE receives upon settlement of the forward sale agreements to its general funds. NEE expects to use its general funds to fund, in part, the merger consideration under the TTHC merger agreement as well as for general corporate purposes. In addition, if an event occurs that requires NEE to issue and sell its common stock to the underwriters in lieu of the forward counterparties (or affiliates thereof) selling NEE common stock to the underwriters, or if the underwriters exercise their over-allotment option and NEE elects to issue and sell the shares to cover such over-allotments directly, then NEE intends to use the net proceeds NEE receives from such sale for the same purposes.

ACCOUNTING TREATMENT

Before any issuance of NEE common stock upon physical or net share settlement of the forward sale agreements, the forward sale agreements will be reflected in NEE’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of NEE common stock used in calculating diluted earnings per share for a fiscal period is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreements less the number of shares that could be purchased by NEE in the market (based on the average market price during that fiscal period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of that fiscal period).

Accordingly, before physical or net share settlement of the forward sale agreements, and subject to the occurrence of certain events, NEE anticipates that there will be no dilutive effect on NEE’s earnings per share except during periods when the average market price per share of NEE common stock is above the per share adjusted forward sale price, which is initially $124.00 (the price at which the underwriters purchased the shares of NEE common stock as reflected on the cover of this prospectus supplement). If NEE decides to physically settle or net share settle the forward sale agreements, any delivery of shares of NEE common stock upon settlement would result in dilution to NEE’s earnings per share and return on equity.

DESCRIPTION OF COMMON STOCK

The information in this section supplements the information in the “Description of NEE Common Stock” section beginning on page 6 of the accompanying prospectus. Please read these two sections together.

Effective October 14, 2016, NEE amended its Amended and Restated Bylaws (“NEE’s Bylaws”). Below is a summary description of certain provisions of NEE’s Bylaws, as currently in effect, which replaces the summary description contained in the “Description of NEE Common Stock—Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws—NEE’s Bylaw Provisions” section in the accompanying prospectus.

NEE’s Bylaw Provisions. NEE’s Bylaws contain some of the foregoing provisions contained in NEE’s Charter. NEE’s Bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NEE. In addition, NEE’s Bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year’s annual meeting. NEE’s Bylaws also require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws. In addition, NEE’s Bylaws permit a shareholder, or a group of up to 20 shareholders, owning continuously for at least three years 3% or more of NEE’s outstanding common stock (an eligible shareholder) to nominate and include in NEE’s annual meeting proxy materials director candidates to occupy (together with any nominees of other eligible shareholders) up to two or 20% of the number of directors in office (whichever is greater), provided that such eligible shareholder satisfies the requirements set forth in NEE’s Bylaws. Those requirements generally include receipt by NEE’s secretary of written notice from an eligible shareholder of the nomination not earlier than 150 days or later than 120 days before the first anniversary of the mailing of NEE’s proxy materials for the most recent annual meeting. For the eligible shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.

U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS

The following describes the material U.S. federal income tax consequences to “non-U.S. holders” (as defined below) of the ownership and disposition of NEE common stock sold pursuant to this offering. This discussion deals only with common stock purchased in this offering that is held as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the “Code” (generally, property held for investment), by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of NEE common stock that is not any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s individual circumstances. Specifically, it does not address consequences relevant to U.S. expatriates and certain former citizens or long-term residents of the United States and partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes.

This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis. No ruling has been or will be sought from the U.S. Internal Revenue Service, or “IRS,” with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the ownership or disposition of NEE common stock, or that such contrary position would not be sustained by a court. Moreover, this discussion does not address the U.S. state and local, U.S. federal estate or gift or non-U.S. tax considerations relating to the ownership and disposition of NEE common stock. This discussion also does not address the impact of the U.S. unearned income Medicare contribution tax on non-U.S. holders.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds NEE common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding NEE common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion is for information purposes only and is not intended as tax advice. Investors should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership and disposition of NEE common stock arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.

Distributions

A distribution on NEE common stock will constitute a dividend for U.S. federal income tax purposes to the extent of NEE’s current or accumulated earnings and profits as determined under the Code. Any distribution not treated as a dividend for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or other taxable disposition of NEE common stock.

Subject to the discussions below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of NEE common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or a lower rate specified under an applicable income tax treaty). In order to receive a reduced treaty rate, a non-U.S. holder must provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or applicable substitute or successor form) properly certifying eligibility for the reduced rate. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Subject to the discussions below on backup withholding and foreign accounts, dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty so requires, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are taxed on a net-income basis at the regular graduated rates and in the manner applicable to U.S. persons. In that case, the applicable withholding agent will not have to withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (which generally are met by providing an IRS Form W-8ECI). In addition, a “branch profits tax” may be imposed at a 30% rate (or a lower rate specified under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or Other Taxable Disposition of NEE Common Stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale or other disposition of NEE common stock unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	NEE common stock constitutes a U.S. real property interest by reason of NEE’s status as a U.S. real property holding corporation, or a “USRPHC,” for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or a lower rate specified under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered an income tax resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, NEE believes that it has not been, and currently is not, a USRPHC, and NEE does not expect to become one in the future based on anticipated business operations. However, because the determination of whether NEE is a USRPHC depends on the fair market value of NEE’s U.S. real property relative to the fair market value of its worldwide real property interests and other business assets, there can be no assurance that NEE is not currently or will not in the future become a USRPHC. Even if NEE is or becomes a USRPHC, so long as the NEE common stock is regularly traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain not otherwise taxable only if such non-U.S. holder actually or constructively owned more than 5% of NEE outstanding common stock at some time during the applicable period. Non-U.S. holders should consult their tax advisors about the consequences that could result if NEE is, or becomes, a USRPHC.

Non-U.S. holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

A non-U.S. holder will not be subject to backup withholding with respect to payments of dividends on NEE common stock that NEE makes to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a U.S. person and the holder certifies its non-U.S. status by providing a valid IRS Form W-8BEN, W-8BEN-E, W-8ECI or other applicable certification. However, information returns will be filed with the IRS in connection with any dividends on NEE common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of NEE common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder certifies under penalty of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding tax may be imposed under the Foreign Account Tax Compliance Act, or “FATCA,” on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition (including redemption) of, NEE common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (a) the foreign financial institution undertakes certain diligence and reporting obligations, (b) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (a) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

In general, withholding under FATCA currently applies to payments of dividends on NEE common stock. However, under current IRS guidance, FATCA withholding is scheduled to apply to payments of gross proceeds from the sale or other disposition (including redemption) of such stock only on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in NEE common stock.

UNDERWRITING

The information in this section supplements the information in the “Plan of Distribution” section beginning on page 41 of the accompanying prospectus. Please read these two sections together.

The forward counterparties (or affiliates thereof) have agreed, at NEE’s request, to borrow from third parties and sell an aggregate of 12,000,000 shares of NEE common stock in connection with the execution of forward sale agreements between NEE and each of the forward counterparties. Subject to certain conditions, the forward counterparties (or affiliates thereof) have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from the forward counterparties (or affiliates thereof), the number of shares of common stock set forth opposite that underwriter’s name in the table below:

Underwriter	Number of Shares of Common Stock
Goldman, Sachs & Co.	6,000,000
Morgan Stanley & Co. LLC	3,600,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,400,000

Total	12,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the shares of common stock when and if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. The underwriters will sell the shares of common stock to the public when and if the underwriters buy any shares to be sold under the underwriting agreement.

The underwriters propose to offer the common stock offered hereby from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may effect such transactions by selling the common stock to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of common stock for whom they may act as an agent or to whom they may sell as principal.

The underwriters are purchasing the shares of common stock from the forward counterparties (or affiliates thereof) at the price per share set forth on the cover page of this prospectus supplement.

The underwriters may receive from purchasers of the common stock normal brokerage commissions in amounts agreed upon with the purchasers. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the shares of common stock may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the shares of common stock by them may be deemed to be underwriting discounts or commissions.

Forward Sale Agreements

NEE expects to enter into forward sale agreements on the date of this prospectus supplement with each of Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Bank of America, N.A., who are referred to collectively as the “forward counterparties,” relating to an aggregate of 12,000,000 shares of NEE common stock. In connection with the execution of the initial forward sale agreements, and at NEE’s request, the forward counterparties (or affiliates thereof) are borrowing from third parties and selling in this offering an aggregate of 12,000,000 shares of NEE common stock. If any forward counterparty (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date of this offering any shares of NEE common stock, or if any forward counterparty determines, in its commercially reasonable judgment, that it is either impracticable to borrow and deliver for sale on the anticipated closing date any shares of NEE common stock, or if any forward counterparty determines, in its commercially reasonable judgment, that it (or its affiliate) is unable to borrow, without incurring a stock loan fee greater than a specified amount per share, and deliver for sale on the anticipated closing date any shares of NEE common stock, then that forward counterparty’s forward sale agreement will be terminated in its entirety. If a forward counterparty (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date the full number of shares of NEE common stock to which its forward sale agreement relates, or if a forward counterparty determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it (or its affiliate) is unable to borrow, without incurring a stock loan fee greater than a specified amount per share, and deliver for sale on the anticipated closing date the full number of shares of NEE common stock to which its forward sale agreement relates, then the number of shares of NEE common stock to which that forward counterparty’s forward sale agreement relates will be reduced to the number that such forward counterparty (or an affiliate thereof) can so borrow and deliver. In the event that (i) a forward sale agreement is terminated in its entirety for the reasons described above or (ii) the number of shares to which a forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of NEE common stock from the applicable forward counterparty (or an affiliate thereof) and the applicable forward counterparty’s (or its affiliate’s) obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with commitments to purchase from NEE and NEE’s corresponding obligation to issue directly to the underwriters all or such portion of the number of shares not borrowed and delivered by the applicable forward counterparty (or an affiliate thereof). In such event, NEE or the underwriters will have the right to postpone the closing date for one business day to effect any necessary changes to the documents or arrangements.

NEE will receive an amount equal to the net proceeds from the sale of the borrowed shares of NEE common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, from the forward counterparties upon physical settlement of the forward sale agreements. NEE will only receive such proceeds if NEE elects to physically settle the forward sale agreements.

Each forward sale agreement provides for settlement on a settlement date or dates to be specified at NEE’s discretion, which settlement must occur no later than November 1, 2017. On such settlement date or dates, if NEE decides to physically settle a forward sale agreement, NEE will issue shares of its common stock to the applicable forward counterparty at the then applicable forward sale price. The forward sale price will initially be $124.00 per share, which is the price per share at which the underwriters purchased the shares of NEE common stock as reflected on the cover page of this prospectus supplement. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the federal funds rate was less than the spread. The forward sale price will also be subject to decrease if the cost to the forward counterparties of borrowing NEE common stock exceeds a specified amount.

Before any issuance of NEE common stock upon physical or net share settlement of any forward sale agreement, each forward sale agreement will be reflected in NEE’s diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of NEE common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreements over the number of shares that could be purchased by NEE in the market (based on the average market price during the period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period). Accordingly, prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, NEE anticipates there will be no dilutive effect on NEE’s earnings per share except during periods when the average market price of NEE common stock is above the per share adjusted forward sale price. However, if NEE decides to physically settle or net share settle a forward sale agreement, any delivery of shares of NEE common stock upon settlement of such forward sale agreement would result in dilution to NEE’s earnings per share and return on equity.

Each forward counterparty will have the right to accelerate the forward sale agreement to which it is a party and require NEE to physically settle such forward sale agreement on a date specified by the forward counterparty if:

•	in the commercially reasonable judgment of the forward counterparty, it or its affiliate is unable to hedge its exposure to the forward sale agreement because of the lack of sufficient shares of NEE common stock being made available for share borrowing by lenders, or it or its affiliate would incur a stock loan fee to borrow shares of NEE common stock to hedge its exposure to the forward sale agreement that is greater than a specified threshold;

•	NEE declares any dividend or distribution on shares of NEE common stock payable in (a) cash (other than an extraordinary dividend) in excess of a specified amount, (b) share capital or securities of another company acquired or owned by NEE as a result of a spin-off or other similar transaction or (c) any other type of securities (other than NEE common stock), rights or warrants or other assets for payment at less than the prevailing market price as reasonably determined by the forward counterparty;

•	certain ownership thresholds applicable to the forward counterparty are exceeded;

•	an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers or the delisting of NEE common stock (each as more fully described in the forward sale agreement); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by NEE in connection with entering into the forward sale agreement, NEE’s bankruptcy or insolvency or a change in law (each as more fully described in the forward sale agreement).

A forward counterparty’s decision to exercise its right to accelerate its forward sale agreement and to require NEE to physically settle the forward sale agreement will be made irrespective of NEE’s interests, including NEE’s need for capital. In such cases, NEE could be required to issue and deliver common stock pursuant to the physical settlement provisions of the applicable forward sale agreement irrespective of NEE’s capital needs, which would result in dilution to NEE’s earnings per share and return on equity. In addition, upon NEE’s bankruptcy or insolvency, the forward sale agreements will automatically terminate without further liability of either party. Following any such termination, NEE would not issue any shares and NEE would not receive any proceeds pursuant to the forward sale agreements.

Except under the circumstances described above, NEE generally has the right to elect physical, cash or net share settlement under the forward sale agreements. Although NEE expects to settle the forward sale agreements entirely by the delivery of shares of NEE common stock, NEE may elect cash or net share settlement for all or a portion of its obligations under one or more of the forward sale agreements if NEE concludes that it is in its best interests to do so. For example, NEE may conclude that it is in NEE’s best interests to cash settle or net share settle if NEE has no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreements. If NEE elects to cash or net share settle a forward sale agreement, NEE would expect the applicable forward counterparty or one of its affiliates to purchase shares of NEE common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind its hedge and, if applicable in connection with net share settlement, to deliver shares to NEE. If NEE elects to cash or net share settle a forward sale agreement, and the market value of NEE common stock at the time of such purchase is above the forward sale price at such time, NEE will pay the forward counterparty under such forward sale agreement an amount in cash, if NEE cash settles, equal to such difference, or deliver a number of shares of NEE common stock, if NEE net share settles, having a market value equal to such difference. Conversely, if NEE elects to cash or net share settle a forward sale agreement and the market value of NEE common stock at the time of such purchase is below the forward sale price at such time, the forward counterparty under such forward sale agreement will pay to NEE an amount in cash, if NEE cash settles, equal to such difference, or deliver a number of shares of NEE common stock, if NEE net share settles, having a market value equal to such difference.

NEE would expect the forward counterparties or their affiliates to purchase shares of NEE common stock in secondary market transactions for delivery to stock lenders in order to close out their respective short positions in the event of cash settlement or net share settlement. The purchase of NEE common stock by the forward counterparties or their affiliates could cause the price of NEE common stock to increase, thereby increasing the amount of cash NEE owes to the forward counterparties in the event of cash settlement, or the number of shares NEE owes to the forward counterparties in the event of net share settlement, as the case may be.

Over-Allotment Option

The underwriters have been granted an option to purchase up to an aggregate of 1,800,000 shares of NEE common stock at the price shown on the cover of this prospectus supplement, less the per share amount of dividends or distributions payable on the shares originally sold in this offering but not payable on the shares sold pursuant to an option exercise, to cover over-allotments. The underwriters may exercise this option, in whole or in part, from time to time, for 30 days from the date of this prospectus supplement. Whenever the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of NEE common stock proportionate to the number of shares initially purchased by that underwriter as reflected in the above table. If the underwriters exercise their over-allotment option, NEE may elect, in its sole discretion, to issue and sell the shares to cover such over-allotments directly, or that such additional shares of common stock be borrowed from third parties and sold by the forward counterparties to the underwriters (in which case NEE will enter into additional forward sale agreements with the forward counterparties in respect of the number of shares so borrowed and sold by the forward counterparties. If any forward counterparty (or an affiliate thereof) is unable to borrow and deliver for sale on the anticipated closing date of the over-allotment option, the number of shares of NEE common stock to which its additional forward sale agreement relates, or if any forward counterparty determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it (or its affiliate) is unable to borrow, at a cost not greater than a specified amount per share, and deliver for sale on the anticipated closing date of the over-allotment option the number of shares of NEE common stock to which its additional forward sale agreement relates, NEE will issue and sell a number of shares equal to the number of shares that the forward counterparty (or its affiliate) does not borrow and sell. In such event, NEE or the underwriters will have the right to postpone the additional closing date for the exercise of such over-allotment option for one business day to effect any necessary changes to the documents or arrangements in connection with such closing.

No Sale of Similar Securities

NEE has agreed, for a period of 60 days from the date of this prospectus supplement, to not, without the prior written consent of the underwriters, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, or grant any option, right or warrant to purchase or otherwise transfer or dispose of any common stock, or any security convertible into or exercisable or exchangeable for or repayable with common stock, subject to certain exceptions including (i) in connection with this offering and sale of common stock to the underwriters; (ii) in connection with a settlement pursuant to one or more of the forward sale agreements; (iii) in connection with any employee or director benefit or compensation, dividend reinvestment or dividend reinvestment and direct stock purchase, stock option or other incentive or stock purchase plan or shareholder rights plan of NEE or its direct or indirect subsidiaries; (iv) in connection with any securities issued pursuant to, exchanged for or sold in connection with any securities of NEE or its direct or indirect subsidiaries: (A) outstanding as of the date hereof, that are convertible into or exchangeable for or payable or repayable with any securities of NEE or its direct or indirect subsidiaries, (B) under the Purchase Contract Agreement, dated as of September 1, 2015, between NEE and The Bank of New York Mellon, as purchase contract agent, or the related stock purchase contracts, and/or (C) under the Purchase Contract

Agreement, dated as of August 1, 2016, between NEE and The Bank of New York Mellon, as purchase contract agent, or the related stock purchase contracts; (v) in connection with any holder of corporate units or treasury units (issued pursuant to the purchase contract agreements specified above) electing to settle the related stock purchase contracts or to create or recreate such corporate units or treasury units upon substitution of pledged securities; (vi) upon exercise of stock options; (vii) in connection with actions contemplated by Article I of the Agreement and Plan of Merger, dated as of July 29, 2016, as amended, by and among NEE, EFH Merger Co., LLC, Energy Future Intermediate Holding Company, LLC and Energy Future Holdings Corp.; or (viii) in connection with issuances of common stock or any equity security substantially similar to common stock or any security convertible into or exercisable or exchangeable for or payable or repayable with common stock or any equity security substantially similar to common stock as consideration for acquisitions by NEE or its direct or indirect subsidiaries, provided that any person or entity who receives such consideration agrees in writing to take such consideration subject to the remaining duration of the 60 day period.

New York Stock Exchange Listing

NEE common stock is listed on the NYSE under the symbol “NEE.”

Price Stabilization and Short Positions

Until the distribution of the common stock offered hereby is completed, SEC rules may limit the underwriters and selling group members from bidding for or purchasing shares of common stock. However, the underwriters may engage in transactions that stabilize the price of the common stock, such as bids or purchases that peg, fix or maintain the price of the common stock.

In connection with the offering, the underwriters may make short sales of common stock. Short sales involve the sale by the underwriters, at the time of the offering, of a greater number of shares of common stock than they are required to purchase in the offering. The underwriters must close out any such short position by purchasing shares of common stock in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, purchases by the underwriters to cover short positions may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the prices of the common stock may be higher than they would otherwise be in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Neither NEE nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither NEE nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Selling Restrictions

General

The common stock is being offered for sale in the United States and in certain jurisdictions outside the United States, subject to applicable law.

Canada

The common stock may be sold only to purchasers resident in Ontario, Quebec, Alberta, British Columbia, Nova Scotia, New Brunswick and Prince Edward Island purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Union Prospectus Directive

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the common stock which is the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter nominated by NEE for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the common stock referred to in (a), (b) or (c) above shall require NEE or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of these “Selling Restrictions” provisions, the expression an “offer of the common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe for the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

This prospectus supplement and the accompanying prospectus (for the purpose of these “Selling Restrictions” provisions, collectively referred to as the “offering document”) have been prepared on the basis that all offers of the common stock offered hereby will be made pursuant to an exemption under the Prospectus Directive, as implemented in Member States of the EEA, from the requirement to produce a prospectus for offers of the common stock offered hereby. Accordingly any person making or intending to make any offer within the EEA of the common stock which is the subject of the placement contemplated in this offering document should only do so in circumstances in which no obligation arises for NEE or any of the underwriters to produce a prospectus for such offer. None of NEE or the underwriters have authorized, nor do they authorize, the making of any offer of the common stock offered hereby through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the common stock contemplated in this offering document.

United Kingdom

In the United Kingdom, this offering document is only being distributed to and is only directed at persons (i) who fall within Article 19(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Financial Promotion Order”), (ii) who fall within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order or (iii) who are persons to whom this offering document may otherwise lawfully be communicated without the need for such document to be approved, made or directed by an “authorised person” (as defined by Section 31(2) of the Financial Services and Markets Act 2000 (the “FSMA”)) under Section 21 of the FSMA (all such persons together being referred to as “relevant persons”).

In the United Kingdom, any investment or investment activity to which this offering document relates, including the common stock, is available only to relevant persons and will be engaged in only with relevant persons. In the United Kingdom, this offering document must not be acted on or relied on by persons who are not relevant persons.

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the common stock in circumstances in which Section 21(1) of the FSMA does not apply to NEE; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom.

Expenses and Indemnification

The expenses in connection with the sale of the common stock are estimated to be $750,000. This estimate includes expenses relating to printing and legal fees, among other expenses.

NEE has agreed to indemnify the several underwriters and the forward counterparties against, or to contribute to payments the underwriters or the forward counterparties may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933.

Certain Relationships

The underwriters and their affiliates engage in transactions with, and perform services for, NEE, its subsidiaries and its affiliates in the ordinary course of business and have engaged, and may engage in the future, in commercial banking and/or investment banking transactions with NEE, its subsidiaries and its affiliates.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to NEE and its affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of NEE and its affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with NEE or its affiliates. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

CONFLICTS OF INTEREST

The entire proceeds of this offering (except the proceeds that NEE will receive upon the sale of any common stock that NEE may issue and sell to the underwriters in lieu of the forward counterparties (or affiliates thereof) selling NEE common stock to the underwriters, and if the underwriters exercise their over-allotment option and NEE elects to issue and sell the additional shares to cover such over-allotments directly, the proceeds that NEE will receive from the issuance of any such additional common stock) will be paid to the forward counterparties (or affiliates thereof). As a result, the forward counterparties (or affiliates thereof) will receive more than 5% of the net proceeds of this offering, not including underwriting compensation.

Accordingly, each of the forward counterparties (or affiliates thereof) is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121, and this offering will be conducted in accordance with FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not necessary in connection with this offering because the shares of NEE common stock offered have a “bona fide public market” (as such terms are defined in FINRA Rule 5121). None of the underwriters will confirm sales to any account over which it exercises discretion without the specific written approval of the account holder.

PROSPECTUS

NextEra Energy, Inc.

Common Stock, Preferred Stock, Stock Purchase Contracts,

Stock Purchase Units, Warrants, Senior Debt Securities,

Subordinated Debt Securities and Junior Subordinated Debentures

NextEra Energy Capital Holdings, Inc.

Preferred Stock, Senior Debt Securities, Subordinated Debt Securities

and Junior Subordinated Debentures

Guaranteed as described in this prospectus by

NextEra Energy, Inc.

NextEra Energy, Inc. (“NEE”) and/or NextEra Energy Capital Holdings, Inc. (“NEE Capital”) may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

NEE and/or NEE Capital will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

NEE’s common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”

NEE and/or NEE Capital may offer these securities directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section beginning on page 41 of this prospectus also provides more information on this topic.

See “Risk Factors” beginning on page 3 of this prospectus to read about certain factors you should consider before purchasing any of the securities being offered.

NEE’s and NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408-0420, telephone number (561) 694-4000, and their mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

July 8, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that NEE, NEE Capital, and Florida Power & Light Company (“FPL”) have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process.

Under this shelf registration process, NEE and/or NEE Capital may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of NEE or NEE Capital, as the case may be. NEE may offer any of the following securities: common stock, preferred stock, stock purchase contracts, stock purchase units, warrants to purchase common stock or preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures and guarantees related to the preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures that NEE Capital may offer. NEE Capital may offer any of the following securities: preferred stock, senior debt securities, subordinated debt securities and junior subordinated debentures.

This prospectus provides you with a general description of the securities that NEE and/or NEE Capital may offer. Each time NEE and/or NEE Capital sells securities, NEE and/or NEE Capital will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

RISK FACTORS

Before purchasing the securities, investors should carefully consider the risk factors described in NEE’s annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, together with the other information incorporated by reference or provided in this prospectus or in a related prospectus supplement in order to evaluate an investment in the securities.

NEE

NEE is a holding company incorporated in 1984 as a Florida corporation and conducts its operations principally through two wholly-owned subsidiaries, FPL and, indirectly through NEE Capital, NextEra Energy Resources, LLC (“NEER”). FPL is a rate-regulated electric utility engaged primarily in the generation, transmission, distribution and sale of electric energy in Florida. NEER produces the majority of its electricity from clean and renewable sources, including wind and solar. NEER also provides full energy and capacity requirements services, engages in power and gas marketing and trading activities, participates in natural gas, natural gas liquids and oil production and pipeline infrastructure development and owns a retail electricity provider.

NEE’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

NEE CAPITAL

NEE Capital owns and provides funding for all of NEE’s operating subsidiaries other than FPL and its subsidiaries. NEE Capital was incorporated in 1985 as a Florida corporation and is a wholly-owned subsidiary of NEE.

NEE Capital’s principal executive offices are located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone number (561) 694-4000, and its mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

USE OF PROCEEDS

Unless otherwise stated in a prospectus supplement, NEE and NEE Capital will each add the net proceeds from the sale of its securities to its respective general funds. NEE uses its general funds for corporate purposes, including to provide funds for its subsidiaries, to repurchase common stock and to repay, redeem or repurchase outstanding debt or equity issued by its subsidiaries. NEE Capital uses its general funds for corporate purposes, including to repay short-term borrowings and to repay, redeem or repurchase outstanding debt. NEE and NEE Capital may each temporarily invest any proceeds that it does not need to use immediately in short-term instruments.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS

TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows NEE’s consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for each of its last five fiscal years:

Years Ended December 31,
2014	2013	2012	2011	2010
3.43	2.76	2.95	3.00	3.23

NEE’s consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the three months ended March 31, 2015 was 3.61.

WHERE YOU CAN FIND MORE INFORMATION

NEE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by NEE with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including NEE. NEE also maintains an Internet site (www.nexteraenergy.com). Information on NEE’s Internet site or any of its subsidiaries’ Internet sites is not a part of this prospectus.

NEE Capital does not file and does not intend to file reports or other information with the SEC under Sections 13 or 15(d) of the Securities Exchange Act of 1934. NEE includes summarized financial information relating to NEE Capital in some of its reports filed with the SEC.

INCORPORATION BY REFERENCE

The SEC allows NEE and NEE Capital to “incorporate by reference” information that NEE files with the SEC, which means that NEE and NEE Capital may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any subsequently filed document which also is or is deemed to be incorporated in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. NEE and NEE Capital are incorporating by reference the documents listed below and any future filings NEE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until NEE and/or NEE Capital sell all of the securities covered by the registration statement:

(1)	NEE’s Annual Report on Form 10-K for the year ended December 31, 2014,

(2)	NEE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015,

(3)	NEE’s Current Reports on Form 8-K filed with the SEC on February 17, 2015, March 11, 2015 (excluding that portion furnished and not filed), May 7, 2015, May 20, 2015, May 28, 2015 and June 11, 2015, and

(4)	the description of the NEE common stock contained in NEE’s Current Report on Form 8-K/A filed with the SEC on May 28, 2015, and any amendments or reports filed for the purpose of updating such description.

You may request a copy of these documents, at no cost to you, by writing or calling Thomas P. Giblin, Jr., Esq., Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, (212) 309-6000. NEE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, NEE and NEE Capital are herein filing cautionary statements identifying important factors that could cause NEE’s and NEE Capital’s actual results to differ materially from those projected in forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, made by or on behalf of NEE and NEE Capital in this prospectus or any prospectus supplement, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, strategies, future events or performance (often, but not always, through the use of words or phrases such as “may result,” “are expected to,” “will continue,” “is anticipated,” “aim,” “believe,” “will,” “could,” “should,” “would,” “estimated,” “may,” “plan,” “potential,” “future,” “projection,” “goals,” “target,” “outlook,” “predict,” and “intend” or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors discussed in NEE’s reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on NEE’s and NEE Capital’s operations and financial results, and could cause NEE’s and/or NEE Capital’s actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of NEE or NEE Capital.

Any forward-looking statement speaks only as of the date on which that statement is made, and NEE and NEE Capital undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

The issues and associated risks and uncertainties discussed in the reports that are incorporated herein by reference are not the only ones NEE or NEE Capital may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair NEE’s and NEE Capital’s businesses in the future.

DESCRIPTION OF NEE COMMON STOCK

The following summary description of the terms of the common stock of NEE is not intended to be complete. The description is qualified in its entirety by reference to the provisions of NEE’s Restated Articles of Incorporation, as currently in effect (“NEE’s Charter”), and Amended and Restated Bylaws, as currently in effect (“NEE’s Bylaws”) and the other documents described below. Each of NEE’s Charter and NEE’s Bylaws and the other documents described below has previously been filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Business Corporation Act, or “Florida Act,” and other applicable laws.

Authorized and Outstanding Capital Stock

NEE’s Charter authorizes it to issue 900,000,000 shares of capital stock, each with a par value of $.01, consisting of:

•	800,000,000 shares of common stock, and

•	100,000,000 shares of preferred stock.

As of July 6, 2015, there were 452,103,676 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock Terms

Voting Rights. In general, each holder of common stock is entitled to one vote for each share held by such holder on all matters submitted to a vote of holders of the common stock, including the election of directors. Each holder of common stock is entitled to attend all special and annual meetings of NEE’s shareholders. The holders of common stock do not have cumulative voting rights.

In general, if a quorum exists at a meeting of NEE’s shareholders, unless a greater or different vote is required by the Florida Act, NEE’s Charter or NEE’s Bylaws, or by action of the board of directors, (1) on all matters other than the election of directors, action on such matters will be approved if the votes cast favoring the action exceed the votes cast opposing the action, (2) in an uncontested director election, a nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against the nominee’s election, and (3) in a contested director election, which is an election in which the number of persons considered for election to the board of directors exceeds the total number of directors to be elected, a nominee for director will be elected by a plurality of the votes cast. Other voting rights of shareholders are described below under “Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws.”

Dividend Rights. The holders of common stock are entitled to participate on an equal per-share basis in any dividends declared on the common stock by NEE’s board of directors out of funds legally available for dividend payments.

The declaration and payment of dividends on the common stock is within the sole discretion of NEE’s board of directors. NEE’s Charter does not limit the dividends that may be paid on the common stock.

The ability of NEE to pay dividends on the common stock is currently subject to, and in the future may be limited by:

•	various risks which affect the businesses of FPL and NEE’s other subsidiaries that may in certain instances limit the ability of such subsidiaries to pay dividends to NEE, and

•	various contractual restrictions applicable to NEE and some of its subsidiaries, including those described below.

FPL is subject to the terms of its Mortgage and Deed of Trust dated as of January 1, 1944, with Deutsche Bank Trust Company Americas, as Trustee, as amended and supplemented from time to time (the “FPL Mortgage”), that secures its obligations under outstanding first mortgage bonds issued by it from time to time. In specified circumstances, the terms of the FPL Mortgage could restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. As of the date of this prospectus, no retained earnings were restricted by these provisions of the FPL Mortgage.

Other contractual restrictions on the dividend-paying ability of NEE and its subsidiaries are contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. As of the date of this prospectus, NEE Capital has junior subordinated debentures outstanding. In accordance with the terms of the junior subordinated debentures NEE Capital has the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, FPL and NEE Capital may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the common stock during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL were to issue equity units, junior subordinated debentures or other securities having similar provisions and were to exercise any such right to defer the payment of interest or other payments on such securities, or if there were to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL, to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

In addition, the right of the holders of NEE’s common stock to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of NEE preferred stock that may be issued in the future, and the right of the holders (including NEE) of FPL or NEE Capital, as the case may be, common stock or preferred stock, as the case may be, to receive dividends might become subject to the preferential dividend, redemption, sinking fund or other rights of the holders of any series of FPL or NEE Capital, as the case may be, preferred stock that may be issued in the future.

Liquidation Rights. If there is a liquidation, dissolution or winding up of NEE, the holders of common stock are entitled to share equally and ratably in any assets remaining after NEE has paid, or provided for the payment of, all of its debts and other liabilities, and after NEE has paid, or provided for the payment of, any preferential amounts payable to the holders of any outstanding preferred stock.

Other Rights. The holders of common stock do not have any preemptive, subscription, conversion or sinking fund rights. The common stock is not subject to redemption.

Anti-Takeover Effects of Provisions in NEE’s Charter and NEE’s Bylaws

NEE’s Charter and NEE’s Bylaws contain provisions that may make it difficult and expensive for a third party to pursue a takeover attempt that NEE’s board of directors and management oppose even if a change in control of NEE might be beneficial to the interests of holders of common stock.

NEE’s Charter Provisions. Among NEE’s Charter provisions that could have an anti-takeover effect are those that:

•	provide that a vacancy on the board of directors may be filled only by a majority vote of the remaining directors,

•	prohibit the shareholders from taking action by written consent in lieu of a meeting of shareholders,

•	limit the persons who may call a special meeting of shareholders to the chairman of the NEE board of directors, the president or the secretary, a majority of the board of directors or the holders of 20% of the outstanding shares of stock entitled to vote on the matter or matters to be presented at the meeting,

•	require any action by shareholders to amend or repeal NEE’s Bylaws, or to adopt new bylaws, to receive the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, and

•	require the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of voting stock, voting together as a single class, to alter, amend or repeal specified provisions of NEE’s Charter, including the foregoing provisions.

NEE’s Bylaw Provisions. NEE’s Bylaws contain some of the foregoing provisions contained in NEE’s Charter. NEE’s Bylaws also contain a provision limiting to 16 directors the maximum number of authorized directors of NEE. In addition, NEE’s Bylaws contain provisions that establish advance notice requirements for shareholders to nominate candidates for election as directors at any annual or special meeting of shareholders or to present any other business for consideration at any annual meeting of shareholders. These provisions generally require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors or any other proposal for consideration at any annual meeting not earlier than 120 days or later than 90 days before the first anniversary of the preceding year’s annual meeting. NEE’s Bylaws also require a shareholder to submit in writing to NEE’s secretary any nomination of a candidate for election to the board of directors for consideration at any special meeting not earlier than 120 days before such special meeting and not after the later of 90 days before such special meeting or the tenth day following the day of the first public announcement of the date of the special meeting and of the fact that directors are to be elected at the meeting. For the shareholder’s notice to be in proper form, it must include all of the information specified in NEE’s Bylaws.

Preferred Stock. The rights and privileges of holders of common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock which NEE’s board of directors may authorize for issuance from time to time. NEE’s board of directors has broad discretion with respect to the creation and issuance of any series of preferred stock without shareholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding at any time. In that regard, NEE’s Charter authorizes NEE’s board of directors from time to time and without shareholder action to provide for the issuance of up to 100,000,000 shares of preferred stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of any such series, including voting rights, dividend rights, liquidation preferences, sinking fund provisions, conversion privileges and redemption rights. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage any attempt to effect a change in control of NEE, even if such a transaction would be beneficial to the interests of holders of the common stock. See the description of NEE’s Preferred Stock in “Description of NEE Preferred Stock.”

Restrictions on Affiliated and Control Share Transactions Under Florida Act

Affiliated Transactions. As a Florida corporation, NEE is subject to the Florida Act, which provides that an “affiliated transaction” of a Florida corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The Florida Act defines an “interested shareholder” as any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation. The affiliated transactions covered by the Florida Act include, with specified exceptions:

•	mergers and consolidations to which the corporation and the interested shareholder are parties,

•	sales or other dispositions of assets representing 5% or more of the aggregate fair market value of the corporation’s assets, outstanding shares, earning power or net income to the interested shareholder,

•	issuances by the corporation of 5% or more of the aggregate fair market value of its outstanding shares to the interested shareholder,

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the interested shareholder,

•	any reclassification of the corporation’s securities, recapitalization of the corporation, merger or consolidation, or other transaction which has the effect of increasing by more than 5% the percentage of the outstanding voting shares of the corporation beneficially owned by the interested shareholder, and

•	the receipt by the interested shareholder of certain loans or other financial assistance from the corporation.

The foregoing transactions generally also include transactions involving any affiliate of the interested shareholder and involving or affecting any direct or indirect majority-owned subsidiary of the corporation.

The two-thirds approval requirement does not apply if, among other things, subject to specified qualifications:

•	the transaction has been approved by a majority of the corporation’s disinterested directors,

•	the interested shareholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least five years preceding the transaction,

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares, or

•	specified fair price and procedural requirements are satisfied.

The foregoing restrictions do not apply if the corporation’s original articles of incorporation or an amendment to its articles of incorporation or bylaws approved by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the corporation (other than shares held by the interested shareholder) contain a provision expressly electing for the corporation not to be governed by the restrictions. NEE’s Charter and NEE’s Bylaws do not contain such a provision.

Control-Share Acquisitions. The Florida Act also contains a control-share acquisition statute which provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person. The thresholds specified in the Florida Act are the acquisition of a number of shares representing:

•	one-fifth or more, but less than one-third, of all voting power of the corporation,

•	one-third or more, but less than a majority, of all voting power of the corporation, or

•	a majority or more of all voting power of the corporation.

The statute does not apply if, among other things, the acquisition:

•	is approved by the corporation’s board of directors, or

•	is effected pursuant to a statutory merger or share exchange to which the corporation is a party.

The statute also does not apply to an acquisition of shares of a corporation in excess of a specified threshold if, before the acquisition, the corporation’s articles of incorporation or bylaws provide that the corporation will not be governed by the statute. The statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption of the acquired shares by the corporation in specified circumstances. NEE’s Charter and NEE’s Bylaws do not contain such provisions.

Indemnification

Florida law generally provides that a Florida corporation, such as NEE, may indemnify its directors, officers, employees and agents against liabilities and expenses they may incur. Florida law also limits the liability of directors to NEE and other persons. NEE’s Bylaws contain provisions requiring NEE to indemnify its directors, officers, employees and agents under specified conditions. In addition, NEE carries insurance permitted by the laws of Florida on behalf of its directors, officers, employees and agents.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Listing

The common stock is listed on the New York Stock Exchange and trades under the symbol “NEE.”

DESCRIPTION OF NEE PREFERRED STOCK

General. The following statements describing NEE’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s Charter and NEE’s Bylaws. You should read this summary together with the articles of amendment to NEE’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Please also see the FPL

Mortgage, which contains restrictions which may in certain instances restrict the amount of retained earnings that FPL can use to pay cash dividends on its common stock. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.

NEE Preferred Stock. NEE may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. No shares of preferred stock are presently outstanding.

Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of NEE and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate NEE to repurchase, redeem or retire the series of preferred stock,

(7)	the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of NEE’s Charter.

In some cases, the issuance of preferred stock could make it difficult for another company to acquire NEE and make it harder to remove current management. See also “Description of NEE Common Stock.”

There are contractual restrictions on the dividend-paying ability of NEE and its subsidiaries contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE has equity units outstanding. In accordance with the terms of the equity units, NEE has the right, from time to time, to defer the payment of contract adjustment payments on the purchase contracts that form a part of the equity units to a date no later than the purchase contract settlement date. NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE, NEE Capital and FPL may issue, from time to time, additional equity units, junior subordinated debentures or other securities that (i) provide them with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE or NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of equity units, junior subordinated debentures or such other securities, or if there were to occur certain payment defaults on those securities, NEE would not be able, with limited exceptions, to pay dividends on the preferred stock (and NEE Capital would not be able to pay dividends to NEE or any other holder of its common stock) during the periods in which such payments were deferred or such payment defaults continued. In the event that FPL were to issue equity units, junior subordinated debentures or other securities having similar provisions and were to exercise any such right to defer the payment of interest or other payments on such securities, or if there were to occur certain payment defaults on those securities, FPL would not be able, with limited exceptions, to pay dividends to NEE or any other holder of its common stock or preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE, NEE Capital and FPL might issue other securities in the future containing similar or other restrictions on, or that affect, NEE’s ability to pay dividends on its common stock or preferred stock and on the ability of NEE’s subsidiaries, including NEE Capital and FPL to pay dividends to any holder of their respective common stock or preferred stock, including NEE.

DESCRIPTION OF NEE STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

NEE may issue stock purchase contracts, including contracts that obligate holders to purchase from NEE, and NEE to sell to these holders, a specified number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and either debt securities of NEE Capital, debt securities of NEE, or debt securities of third parties including, but not limited to, U.S. Treasury securities, that would secure the holders’ obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require NEE to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

The terms of any stock purchase contracts or stock purchase units being offered will be described in a prospectus supplement.

DESCRIPTION OF NEE WARRANTS

NEE may issue warrants to purchase common stock or preferred stock. The terms of any such warrants being offered and any related warrant agreement between NEE and a warrant agent will be described in a prospectus supplement.

DESCRIPTION OF NEE SENIOR DEBT SECURITIES

NEE may issue its senior debt securities, in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered senior debt securities and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE SUBORDINATED DEBT SECURITIES

NEE may issue its subordinated debt securities (other than the NEE Junior Subordinated Debentures (as defined below under “Description of NEE Junior Subordinated Debentures”)), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE JUNIOR SUBORDINATED DEBENTURES

NEE may issue its junior subordinated debentures (the “NEE Junior Subordinated Debentures”), in one or more series, under one or more indentures between NEE and The Bank of New York Mellon, as trustee. The terms of any offered junior subordinated debentures and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL PREFERRED STOCK

General. The following statements describing NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE Capital’s Articles of Incorporation, as currently in effect (“NEE Capital’s Charter”), and NEE Capital’s bylaws, as currently in effect. You should read this summary together with the articles of amendment to NEE Capital’s Charter, which will describe the terms of any preferred stock to be offered hereby, for a complete understanding of all the provisions. Each of these documents has previously been filed, or will be filed, with the SEC and each is or will be an exhibit to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the Florida Act and other applicable laws.

NEE Capital Preferred Stock. NEE Capital may issue one or more series of its preferred stock, $.01 par value, without the approval of its shareholders. The NEE Capital preferred stock will be guaranteed by NEE as described under “Description of NEE Guarantee of NEE Capital Preferred Stock.” No shares of preferred stock are presently outstanding.

Some terms of a series of preferred stock may differ from those of another series. The terms of any preferred stock being offered will be described in a prospectus supplement. These terms will also be described in articles of amendment to NEE Capital’s Charter, which will establish the terms of the preferred stock being offered. These terms will include any of the following that apply to that series:

(1)	the title of that series of preferred stock,

(2)	the number of shares in the series,

(3)	the dividend rate, or how such rate will be determined, and the dividend payment dates for the series,

(4)	whether the series will be listed on a securities exchange,

(5)	the date or dates on which the series of preferred stock may be redeemed at the option of NEE Capital and any restrictions on such redemptions,

(6)	any sinking fund or other provisions that would obligate NEE Capital to repurchase, redeem or retire the series of preferred stock,

(7)	the amount payable on the series of preferred stock in case of the liquidation, dissolution or winding up of NEE Capital and any additional amount, or method of determining such amount, payable in case any such event is voluntary,

(8)	any rights to convert the shares of the series of preferred stock into shares of another series or into shares of any other class of capital stock,

(9)	the voting rights, if any, and

(10)	any other terms that are not inconsistent with the provisions of NEE Capital’s Charter.

There are contractual restrictions on the dividend-paying ability of NEE Capital contained in outstanding financing arrangements, and may be included in future financing arrangements. As of the date of this prospectus, NEE Capital has outstanding junior subordinated debentures giving NEE Capital the right, from time to time, to defer the payment of interest on its outstanding junior subordinated debentures for a deferral period of up to 20 consecutive quarters, in the case of one series of such securities, and on one or more occasions for up to ten consecutive years, in the case of other series of such securities. NEE Capital may issue, from time to time, additional junior subordinated debentures or other securities that (i) provide it with rights to defer the payment of interest or other payments and (ii) contain dividend restrictions in the event of the exercise of such rights. In the event that NEE Capital were to exercise any right to defer interest or other payments on currently outstanding or future series of junior subordinated debentures or other such securities, or if there were to occur certain payment defaults on those securities, NEE Capital would not be able, with limited exceptions, to pay dividends on the preferred stock during the periods in which such payments were deferred or such payment defaults continued. In addition, NEE Capital might issue other securities in the future containing similar or other restrictions on NEE Capital’s ability to pay dividends to any holder of its preferred stock.

DESCRIPTION OF NEE GUARANTEE OF NEE CAPITAL PREFERRED STOCK

The following statements describing NEE’s guarantee of NEE Capital’s preferred stock are not intended to be a complete description. For additional information, please see NEE’s guarantee agreement relating to NEE Capital’s preferred stock. You should read this summary together with the guarantee agreement for a complete understanding of all the provisions. Please also see the FPL Mortgage, which contains restrictions which may in certain instances limit the ability of FPL to pay dividends to NEE. Each of these documents has previously been filed with the SEC and each is an exhibit to the registration statement filed with the SEC of which this prospectus is a part.

NEE will absolutely, irrevocably and unconditionally guarantee the payment of accumulated and unpaid dividends, and payments due on liquidation or redemption, as and when due, regardless of any defense, right of set-off or counterclaim that NEE Capital may have or assert. NEE’s guarantee of NEE Capital’s preferred stock will be an unsecured obligation of NEE and will rank (1) subordinate and junior in right of payment to all other liabilities of NEE (except those made pari passu or subordinate by their terms), (2) equal in right of payment with the most senior preferred or preference stock that may be issued by NEE and with any other guarantee that may be entered into by NEE in respect of any preferred or preference stock of any affiliate of NEE, and (3) senior to NEE’s common stock. The terms of NEE’s guarantee of NEE Capital’s preferred stock will be described in a prospectus supplement.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the NEE guarantee of NEE Capital preferred stock or to make any funds available for such payment. Therefore, the NEE guarantee of NEE Capital preferred stock will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE guarantee of NEE Capital preferred stock. NEE’s guarantee of NEE Capital preferred stock does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.

DESCRIPTION OF NEE CAPITAL SENIOR DEBT SECURITIES

General. NEE Capital may issue its senior debt securities, in one or more series, under an Indenture, dated as of June 1, 1999, between NEE Capital and The Bank of New York Mellon, as trustee. This Indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the “Indenture.” The Bank of New York Mellon, as trustee under the Indenture, is referred to in this prospectus as the “Indenture Trustee.” These senior debt securities are referred to in this prospectus as the “Offered Senior Debt Securities.”

The Indenture provides for the issuance from time to time of debentures, notes or other senior debt by NEE Capital in an unlimited amount. The Offered Senior Debt Securities and all other debentures, notes or other debt of NEE Capital issued under the Indenture are collectively referred to in this prospectus as the “Senior Debt Securities.”

This section briefly summarizes some of the terms of the Offered Senior Debt Securities and some of the provisions of the Indenture. This summary does not contain a complete description of the Offered Senior Debt Securities or the Indenture. You should read this summary together with the Indenture and the officer’s certificates or other documents creating the Offered Senior Debt Securities for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The Indenture, the form of officer’s certificate that may be used to create a series of Offered Senior Debt Securities and a form of Offered Senior Debt Securities have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Indenture is qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All Offered Senior Debt Securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional Offered Senior Debt Securities of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued Offered Senior Debt Securities of a particular series, create and issue additional Offered Senior Debt Securities of such series. Such additional Offered Senior Debt Securities will have the same terms as the previously-issued Offered Senior Debt Securities of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional Offered Senior Debt Securities will be consolidated and form a single series with the previously-issued Offered Senior Debt Securities of such series.

Each series of Offered Senior Debt Securities may have different terms. NEE Capital will include some or all of the following information about a specific series of Offered Senior Debt Securities in a prospectus supplement relating to that specific series of Offered Senior Debt Securities:

(1)	the title of those Offered Senior Debt Securities,

(2)	any limit upon the aggregate principal amount of those Offered Senior Debt Securities,

(3)	the date(s) on which NEE Capital will pay the principal of those Offered Senior Debt Securities,

(4)	the rate(s) of interest on those Offered Senior Debt Securities, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which NEE Capital will pay interest and the record date for any interest payable on any interest payment date,

(5)	the person to whom NEE Capital will pay interest on those Offered Senior Debt Securities on any interest payment date, if other than the person in whose name those Offered Senior Debt Securities are registered at the close of business on the record date for that interest payment,

(6)	the place(s) at which or methods by which NEE Capital will make payments on those Offered Senior Debt Securities and the place(s) at which or methods by which the registered owners of those Offered Senior Debt Securities may transfer or exchange those Offered Senior Debt Securities and serve notices and demands to or upon NEE Capital,

(7)	the security registrar and any paying agent or agents for those Offered Senior Debt Securities,

(8)	any date(s) on which, the price(s) at which and the terms and conditions upon which NEE Capital may, at its option, redeem those Offered Senior Debt Securities, in whole or in part, and any restrictions on those redemptions,

(9)	any sinking fund or other provisions, including any options held by the registered owners of those Offered Senior Debt Securities, that would obligate NEE Capital to repurchase or redeem those Offered Senior Debt Securities,

(10)	the denominations in which NEE Capital may issue those Offered Senior Debt Securities, if other than denominations of $1,000 and any integral multiple of $1,000,

(11)	the currency or currencies in which NEE Capital may pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities (if other than in U.S. dollars),

(12)	if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those Offered Senior Debt Securities in a currency other than that in which those Offered Senior Debt Securities are stated to be payable, the terms and conditions upon which that election may be made,

(13)	if NEE Capital will, or may, pay the principal of or premium, if any, or interest on those Offered Senior Debt Securities in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)	if the amount payable in respect of principal of or premium, if any, or interest on those Offered Senior Debt Securities may be determined by reference to an index or other fact or event ascertainable outside of the Indenture, the manner in which those amounts will be determined,

(15)	the portion of the principal amount of those Offered Senior Debt Securities that NEE Capital will pay upon declaration of acceleration of the maturity of those Offered Senior Debt Securities, if other than the entire principal amount of those Offered Senior Debt Securities,

(16)	events of default, if any, with respect to those Offered Senior Debt Securities and covenants of NEE Capital, if any, for the benefit of the registered owners of those Offered Senior Debt Securities, other than those specified in the Indenture,

(17)	the terms, if any, pursuant to which those Offered Senior Debt Securities may be converted into or exchanged for shares of capital stock or other securities of any other entity,

(18)	a definition of “Eligible Obligations” under the Indenture with respect to those Offered Senior Debt Securities denominated in a currency other than U.S. dollars,

(19)	any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those Offered Senior Debt Securities after their satisfaction and discharge,

(20)	if NEE Capital will issue those Offered Senior Debt Securities in global form, necessary information relating to the issuance of those Offered Senior Debt Securities in global form,

(21)	if NEE Capital will issue those Offered Senior Debt Securities as bearer securities, necessary information relating to the issuance of those Offered Senior Debt Securities as bearer securities,

(22)	any limits on the rights of the registered owners of those Offered Senior Debt Securities to transfer or exchange those Offered Senior Debt Securities or to register their transfer, and any related service charges,

(23)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those Offered Senior Debt Securities,

(24)	other than the Guarantee described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” below, any collateral security, assurance, or guarantee for those Offered Senior Debt Securities, and

(25)	any other terms of those Offered Senior Debt Securities that are not inconsistent with the provisions of the Indenture. (Indenture, Section 301).

NEE Capital may sell Offered Senior Debt Securities at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to Offered Senior Debt Securities sold at a discount below their principal amount may be discussed in the related prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any Offered Senior Debt Securities that are denominated in a currency other than U.S. dollars may be discussed in the related prospectus supplement.

Except as otherwise stated in the related prospectus supplement, the covenants in the Indenture would not give registered owners of Offered Senior Debt Securities protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

Security and Ranking. The Offered Senior Debt Securities will be unsecured obligations of NEE Capital. The Indenture does not limit NEE Capital’s ability to provide security with respect to other Senior Debt Securities. All Senior Debt Securities issued under the Indenture will rank equally and ratably with all other Senior Debt Securities issued under the Indenture, except to the extent that NEE Capital elects to provide security with respect to any Senior Debt Security (other than the Offered Senior Debt Securities) without providing that security to all outstanding Senior Debt Securities in accordance with the Indenture. The Offered Senior Debt Securities will rank senior to NEE Capital’s Subordinated Debt Securities and NEE Capital’s Junior Subordinated Debentures. The Indenture does not limit NEE Capital’s ability to issue other unsecured debt.

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the Senior Debt Securities or to make any funds available for such payment. Therefore, the Senior Debt Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Senior Debt Securities. The Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur.

Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each Offered Senior Debt Security to the person in whose name that Offered Senior Debt Security is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the Offered Senior Debt Securities mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any Offered Senior Debt Security, it may pay that defaulted interest to the registered owner of that Offered Senior Debt Security:

(1)	as of the close of business on a date that the Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital proposes to pay the defaulted interest, or

(2)	in any other lawful manner that does not violate the requirements of any securities exchange on which that Offered Senior Debt Security is listed and that the Indenture Trustee believes is acceptable. (Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the Offered Senior Debt Securities at maturity will be payable when such Offered Senior Debt Securities are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital may change the place of payment on the Offered Senior Debt Securities, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (Indenture, Section 602).

Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, Offered Senior Debt Securities may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the Offered Senior Debt Securities and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the Offered Senior Debt Securities. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the Offered Senior Debt Securities.

NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security selected for redemption. Also, NEE Capital will not be required to transfer or exchange any Offered Senior Debt Security during a period of 15 days before selection of Offered Senior Debt Securities to be redeemed. (Indenture, Section 305).

Defeasance. NEE Capital may, at any time, elect to have all of its obligations discharged with respect to all or a portion of any Senior Debt Securities. To do so, NEE Capital must irrevocably deposit with the Indenture Trustee or any paying agent, in trust:

(1)	money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(2)	in the case of a deposit made prior to the maturity of that series of Senior Debt Securities,

(a)	direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)	certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity, or

(3)	a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those Senior Debt Securities, on or prior to their maturity. (Indenture, Section 701).

Limitation on Liens. So long as any Senior Debt Securities remain outstanding, NEE Capital will not secure any indebtedness with a lien on any shares of the capital stock of any of its majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, unless NEE Capital equally secures all Senior Debt Securities. However, this restriction does not apply to or prevent:

(1)	any lien on capital stock created at the time NEE Capital acquires that capital stock, or within 270 days after that time, to secure all or a portion of the purchase price for that capital stock,

(2)	any lien on capital stock existing at the time NEE Capital acquires that capital stock (whether or not NEE Capital assumes the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition),

(3)	any extensions, renewals or replacements of the liens described in (1) and (2) above, or of any indebtedness secured by those liens; provided, that,

(a)	the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

(b)	the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

(4)	any lien arising in connection with court proceedings; provided that, either

(a)	the execution or enforcement of that lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 30 day period) and the claims secured by that lien are being contested in good faith by appropriate proceedings,

(b)	the payment of that lien is covered in full by insurance and the insurance company has not denied or contested coverage, or

(c)	so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

Liens on any shares of the capital stock of any of NEE Capital’s majority-owned subsidiaries, which shares of capital stock NEE Capital now or hereafter directly owns, other than liens described in (1) through (4) above, are referred to in this prospectus as “Restricted Liens.” The foregoing limitation does not apply to the extent that NEE Capital creates any Restricted Liens to secure indebtedness that, together with all other indebtedness of NEE Capital secured by Restricted Liens, does not at the time exceed 5% of NEE Capital’s Consolidated Capitalization. (Indenture, Section 608).

For this purpose, “Consolidated Capitalization” means the sum of:

(1)	Consolidated Shareholders’ Equity,

(2)	Consolidated Indebtedness for borrowed money (exclusive of any amounts which are due and payable within one year); and, without duplication, and

(3)	any preference or preferred stock of NEE Capital or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Shareholders’ Equity” as used above means the total assets of NEE Capital and its Consolidated Subsidiaries less all liabilities of NEE Capital and its Consolidated Subsidiaries. As used in this definition, the term “liabilities” means all obligations which would, in accordance with generally accepted accounting principles, be classified on a balance sheet as liabilities, including without limitation:

(1)	indebtedness secured by property of NEE Capital or any of its Consolidated Subsidiaries whether or not NEE Capital or such Consolidated Subsidiary is liable for the payment thereof unless, in the case that NEE Capital or such Consolidated Subsidiary is not so liable, such property has not been included among the assets of NEE Capital or such Consolidated Subsidiary on such balance sheet,

(2)	deferred liabilities, and

(3)	indebtedness of NEE Capital or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of NEE Capital or such Consolidated Subsidiary.

As used in this definition, “liabilities” includes preference or preferred stock of NEE Capital or any Consolidated Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

The term “Consolidated Indebtedness” means total indebtedness as shown on the consolidated balance sheet of NEE Capital and its Consolidated Subsidiaries.

The term “Consolidated Subsidiary,” means at any date any direct or indirect majority-owned subsidiary whose financial statements would be consolidated with those of NEE Capital in NEE Capital’s consolidated financial statements as of such date in accordance with generally accepted accounting principles. (Indenture, Section 608).

The foregoing limitation does not limit in any manner the ability of:

(1)	NEE Capital to place liens on any of its assets other than the capital stock of directly held, majority-owned subsidiaries,

(2)	NEE Capital or NEE to cause the transfer of its assets or those of its subsidiaries, including the capital stock covered by the foregoing restrictions,

(3)	NEE to place liens on any of its assets, or

(4)	any of the direct or indirect subsidiaries of NEE Capital or NEE (other than NEE Capital) to place liens on any of their assets.

Consolidation, Merger, and Sale of Assets. Under the Indenture, NEE Capital may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)	the entity formed by that consolidation, or the entity into which NEE Capital is merged, or the entity that acquires or leases NEE Capital’s property and assets, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s obligations on all Senior Debt Securities and under the Indenture,

(2)	immediately after giving effect to the transaction, no event of default under the Indenture and no event that, after notice or lapse of time or both, would become an event of default under the Indenture exists, and

(3)	NEE Capital delivers an officer’s certificate and an opinion of counsel to the Indenture Trustee, as provided in the Indenture. (Indenture, Section 1101).

The Indenture does not restrict NEE Capital in a merger in which NEE Capital is the surviving entity.

Events of Default. Each of the following is an event of default under the Indenture with respect to the Senior Debt Securities of any series:

(1)	failure to pay interest on the Senior Debt Securities of that series within 30 days after it is due,

(2)	failure to pay principal or premium, if any, on the Senior Debt Securities of that series when it is due,

(3)	failure to comply with any other covenant in the Indenture, other than a covenant that does not relate to that series of Senior Debt Securities, that continues for 90 days after (i) NEE Capital receives written notice of such failure to comply from the Indenture Trustee or (ii) NEE Capital and the Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the Senior Debt Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital, or

(5)	any other event of default specified with respect to the Senior Debt Securities of that series. (Indenture, Section 801).

In the case of the third event of default listed above, the Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of Senior Debt Securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital has initiated and is diligently pursuing corrective action. (Indenture, Section 801). An event of default with respect to the Senior Debt Securities of a particular series will not necessarily constitute an event of default with respect to Senior Debt Securities of any other series issued under the Indenture.

Remedies. If an event of default applicable to the Senior Debt Securities of one or more series, but not applicable to all outstanding Senior Debt Securities, exists, then either (i) the Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the Senior Debt Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the Senior Debt Securities of that series to be due and payable immediately. However, under the Indenture, some Senior Debt Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. These Senior Debt Securities are defined as “Discount Securities” in the Indenture.

If an event of default is applicable to all outstanding Senior Debt Securities, then only the Indenture Trustee or the registered owners of at least 33% in aggregate principal amount of all outstanding Senior Debt Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. However, the event of default giving rise to the declaration relating to any series of Senior Debt Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	NEE Capital deposits with the Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest on all Senior Debt Securities of that series,

(b)	the principal of and any premium on any Senior Debt Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts then due to the Indenture Trustee under the Indenture, and

(2)	any other event of default with respect to the Senior Debt Securities of that series has been cured or waived as provided in the Indenture. (Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any of the registered owners, unless those registered owners offer reasonable indemnity to the Indenture Trustee. (Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of Senior Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Senior Debt Securities of that series. However, if an event of default under the Indenture relates to more than one series of Senior Debt Securities, only the registered owners of a majority in aggregate principal amount of all affected series of Senior Debt Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the Indenture, and may not expose the Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Indenture Trustee’s sole discretion, be adequate. (Indenture, Section 812).

A registered owner of a Senior Debt Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that Senior Debt Security on or after the applicable due date specified in that Senior Debt Security. (Indenture, Section 808). No registered owner of Senior Debt Securities of any series will have any other right to institute any proceeding under the Indenture, or any other remedy under the Indenture, unless:

(1)	that registered owner has previously given to the Indenture Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series,

(2)	the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class, have made written request to the Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Indenture Trustee against related costs, expenses and liabilities,

(3)	the Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)	no direction inconsistent with that request was given to the Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all series in respect of which an event of default under the Indenture exists, considered as one class. (Indenture, Section 807).

NEE Capital is required to deliver to the Indenture Trustee an annual statement as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of Senior Debt Securities, NEE Capital and the Indenture Trustee may amend or supplement the Indenture for any of the following purposes:

(1)	to provide for the assumption by any permitted successor to NEE Capital of NEE Capital’s obligations under the Indenture and the Senior Debt Securities in the case of a merger or consolidation or a conveyance, transfer or lease of its properties and assets substantially as an entirety,

(2)	to add covenants of NEE Capital or to surrender any right or power conferred upon NEE Capital by the Indenture,

(3)	to add any additional events of default,

(4)	to change, eliminate or add any provision of the Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)	when the required consent of the registered owners of Senior Debt Securities of that particular series or tranche has been obtained, or

(b)	when no Senior Debt Securities of that particular series or tranche remain outstanding under the Indenture,

(5)	to provide collateral security for all but not a part of the Senior Debt Securities,

(6)	to create the form or terms of Senior Debt Securities of any other series or tranche,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)	to accept the appointment of a successor Indenture Trustee with respect to the Senior Debt Securities of one or more series and to change any of the provisions of the Indenture as necessary to provide for the administration of the trusts under the Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the Senior Debt Securities,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all, or any series or tranche of, Senior Debt Securities are payable,

(b)	all, or any series or tranche of, Senior Debt Securities may be transferred or exchanged, and

(c)	notices and demands to or upon NEE Capital in respect of Senior Debt Securities and the Indenture may be served, or

(11)	to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of Senior Debt Securities of any series or tranche. (Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding may waive compliance by NEE Capital with certain restrictive provisions of the Indenture. (Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding Senior Debt Securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding Senior Debt Security of that series affected. (Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the Indenture in a way that requires changes to the Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital and the Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the Senior Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of Senior Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding Senior Debt Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of Senior Debt Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of Senior Debt Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

(1)	change the dates on which the principal of or interest on a Senior Debt Security is due without the consent of the registered owner of that Senior Debt Security,

(2)	reduce any Senior Debt Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that Senior Debt Security,

(3)	reduce any premium payable upon the redemption of a Senior Debt Security without the consent of the registered owner of that Senior Debt Security,

(4)	change the currency (or other property) in which a Senior Debt Security is payable without the consent of the registered owner of that Senior Debt Security,

(5)	impair the right to sue to enforce payments on any Senior Debt Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that Senior Debt Security,

(6)	reduce the percentage in principal amount of the outstanding Senior Debt Security of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche,

(7)	reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding Senior Debt Security of that particular series or tranche, or

(8)	modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Senior Debt Securities of any series or tranche, without the consent of the registered owner of each outstanding Senior Debt Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the Indenture that has expressly been included only for the benefit of one or more particular series or tranches of Senior Debt Securities, or that modifies the rights of the registered owners of Senior Debt Securities of that particular series or tranche with respect to that provision, will not affect the rights under the Indenture of the registered owners of the Senior Debt Securities of any other series or tranche. (Indenture, Section 1202).

The Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding Senior Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture, or whether a quorum is present at the meeting of the registered owners of Senior Debt Securities, Senior Debt Securities owned by NEE Capital or any other obligor upon the Senior Debt Securities or any affiliate of NEE Capital or of that other obligor (unless NEE Capital, that affiliate or that obligor owns all Senior Debt Securities outstanding under the Indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding. (Indenture, Section 101).

If NEE Capital solicits any action under the Indenture from registered owners of Senior Debt Securities, NEE Capital may, at its option, fix in advance a record date for determining the registered owners of Senior Debt Securities entitled to take that action, but NEE Capital will not be obligated to do so. If NEE Capital fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of Senior Debt Securities for the purposes of determining whether registered owners of the required proportion of the outstanding Senior Debt Securities have authorized that action. For these purposes, the outstanding Senior Debt Securities will be computed as of the record date. Any action of a registered owner of any Senior Debt Security under the Indenture will bind every future registered owner of that Senior Debt Security, or any Senior Debt Security replacing that Senior Debt Security, with respect to anything that the Indenture Trustee or NEE Capital do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that Senior Debt Security. (Indenture, Section 104).

Resignation and Removal of Indenture Trustee. The Indenture Trustee may resign at any time with respect to any series of Senior Debt Securities by giving written notice of its resignation to NEE Capital. Also, the registered owners of a majority in principal amount of the outstanding Senior Debt Securities of one or more series of Senior Debt Securities may remove the Indenture Trustee at any time with respect to the Senior Debt Securities of that series, by delivering an instrument evidencing this action to the Indenture Trustee and NEE Capital. The resignation or removal of the Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to an Indenture Trustee appointed by the registered owners of Senior Debt Securities, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture if:

(1)	no event of default under the Indenture or event that, after notice or lapse of time, or both, would become an event of default under the Indenture exists, and

(2)	NEE Capital has delivered to the Indenture Trustee a resolution of its Board of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the Indenture. (Indenture, Section 910).

Notices. Notices to registered owners of Senior Debt Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those Senior Debt Securities. (Indenture, Section 106).

Title. NEE Capital, the Indenture Trustee, and any agent of NEE Capital or the Indenture Trustee, may treat the person in whose name a Senior Debt Security is registered as the absolute owner of that Senior Debt Security, whether or not that Senior Debt Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (Indenture, Section 308).

Governing Law. The Indenture and the Senior Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Indenture, Section 112).

DESCRIPTION OF NEE GUARANTEE OF

NEE CAPITAL SENIOR DEBT SECURITIES

General. This section briefly summarizes some of the provisions of the Guarantee Agreement, dated as of June 1, 1999, between NEE and The Bank of New York Mellon, as guarantee trustee, referred to in this prospectus as the “Guarantee Trustee.” The Guarantee Agreement, referred to in this prospectus as the “Guarantee Agreement,” was executed for the benefit of the Indenture Trustee, which holds the Guarantee Agreement for the benefit of registered owners of the Senior Debt Securities covered by the Guarantee Agreement. This summary does not contain a complete description of the Guarantee Agreement. You should read this summary together with the Guarantee Agreement for a complete understanding of all the provisions. The Guarantee Agreement has previously been filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part. In addition, the Guarantee Agreement is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

Under the Guarantee Agreement, NEE absolutely, irrevocably and unconditionally guarantees the prompt and full payment, when due and payable (including upon acceleration or redemption), of the principal, interest and premium, if any, on the Senior Debt Securities that are covered by the Guarantee Agreement to the registered owners of those Senior Debt Securities, according to the terms of those Senior Debt Securities and the Indenture. Pursuant to the Guarantee Agreement, all of the Senior Debt Securities are covered by the Guarantee Agreement except Senior Debt Securities that by their terms are expressly not entitled to the benefit of the Guarantee Agreement. All of the Offered Senior Debt Securities will be covered by the Guarantee Agreement. This guarantee is referred to in this prospectus as the “Guarantee.” NEE is only required to make these payments if NEE Capital fails to pay or provide for punctual payment of any of those amounts on or before the expiration of any applicable grace periods. (Guarantee Agreement, Section 5.01). In the Guarantee Agreement, NEE has waived its right to require the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement to exhaust their remedies against NEE Capital prior to bringing suit against NEE. (Guarantee Agreement, Section 5.06).

The Guarantee is a guarantee of payment when due (i.e., the guaranteed party may institute a legal proceeding directly against NEE to enforce its rights under the Guarantee Agreement without first instituting a legal proceeding against any other person or entity). The Guarantee is not a guarantee of collection. (Guarantee Agreement, Section 5.01).

Except as otherwise stated in the related prospectus supplement, the covenants in the Guarantee Agreement would not give registered owners of the Senior Debt Securities covered by the Guarantee Agreement protection in the event of a highly-leveraged transaction involving NEE.

Security and Ranking. The Guarantee is an unsecured obligation of NEE and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of NEE. There is no limit on the amount of other indebtedness, including guarantees, that NEE may incur or issue.

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Guarantee Agreement or to make any funds available for such payment. Therefore, the Guarantee effectively is subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Guarantee. Neither the Indenture nor the Guarantee Agreement places any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur.

Events of Default. An event of default under the Guarantee Agreement will occur upon the failure of NEE to perform any of its payment obligations under the Guarantee Agreement. (Guarantee Agreement, Section 1.01). The registered owners of a majority of the aggregate principal amount of the outstanding Senior Debt Securities covered by the Guarantee Agreement have the right to:

(1)	direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee Agreement, or

(2)	direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement. (Guarantee Agreement, Section 3.01).

The Guarantee Trustee must give notice of any event of default under the Guarantee Agreement known to the Guarantee Trustee to the registered owners of Senior Debt Securities covered by the Guarantee Agreement within 90 days after the occurrence of that event of default, in the manner and to the extent provided in subsection (c) of Section 313 of the Trust Indenture Act of 1939, unless such event of default has been cured or waived prior to the giving of such notice. (Guarantee Agreement, Section 2.07). The registered owners of all outstanding Senior Debt Securities may waive any past event of default and its consequences. (Guarantee Agreement, Section 2.06).

The Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement have all of the rights and remedies available under applicable law and may sue to enforce the terms of the Guarantee Agreement and to recover damages for the breach of the Guarantee Agreement. The remedies of each of the Guarantee Trustee, the Indenture Trustee and the registered owners of Senior Debt Securities covered by the Guarantee Agreement, to the extent permitted by law, are cumulative and in addition to any other remedy now or hereafter existing at law or in equity. At the option of any of the Guarantee Trustee, the Indenture Trustee or the registered owners of Senior Debt Securities covered by the Guarantee Agreement, that person or entity may join NEE in any lawsuit commenced by that person or entity against NEE Capital with respect to any obligations under the Guarantee Agreement. Also, that person or entity may recover against NEE in that lawsuit, or in any independent lawsuit against NEE, without first asserting, prosecuting or exhausting any remedy or claim against NEE Capital. (Guarantee Agreement, Section 5.06).

NEE is required to deliver to the Guarantee Trustee an annual statement as to its compliance with all conditions under the Guarantee Agreement. (Guarantee Agreement, Section 2.04).

Modification. NEE and the Guarantee Trustee may, without the consent of any registered owner of Senior Debt Securities covered by the Guarantee Agreement, agree to any changes to the Guarantee Agreement that do not materially adversely affect the rights of registered owners. The Guarantee Agreement also may be amended with the prior approval of the registered owners of a majority in aggregate principal amount of all outstanding Senior Debt Securities covered by the Guarantee Agreement. However, the right of any registered owner of Senior Debt Securities covered by the Guarantee Agreement to receive payment under the Guarantee Agreement on the due date of the Senior Debt Securities held by that registered owner, or to institute suit for the enforcement of that payment on or after that due date, may not be impaired or affected without the consent of that registered owner. (Guarantee Agreement, Section 6.01).

Termination of the Guarantee Agreement. The Guarantee Agreement will terminate and be of no further force and effect upon full payment of all Senior Debt Securities covered by the Guarantee Agreement. (Guarantee Agreement, Section 5.05).

Governing Law. The Guarantee Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (Guarantee Agreement, Section 5.07).

DESCRIPTION OF NEE CAPITAL SUBORDINATED DEBT SECURITIES

AND NEE SUBORDINATED GUARANTEE

NEE Capital may issue its subordinated debt securities (other than the NEE Capital Junior Subordinated Debentures (as defined above under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee”)), in one or more series, under one or more indentures between NEE Capital and The Bank of New York Mellon, as trustee. The terms of any offered subordinated debt securities, including NEE’s guarantee of NEE Capital’s payment obligations under such subordinated debt securities, and the applicable indenture will be described in a prospectus supplement.

DESCRIPTION OF NEE CAPITAL

JUNIOR SUBORDINATED DEBENTURES AND

NEE JUNIOR SUBORDINATED GUARANTEE

General. The junior subordinated debentures issued by NEE Capital are referred to in this prospectus as the “NEE Capital Junior Subordinated Debentures.” The NEE Capital Junior Subordinated Debentures will be issued by NEE Capital in one or more series under an Indenture, dated as of September 1, 2006, among NEE Capital, NEE and The Bank of New York Mellon, as trustee, or another subordinated indenture among NEE Capital, NEE and The Bank of New York Mellon as specified in the related prospectus supplement. The indenture or indentures pursuant to which NEE Capital Junior Subordinated Debentures may be issued, as they may be amended from time to time, are referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture.” The Bank of New York Mellon, as trustee under the NEE Capital Junior Subordinated Indenture, is referred to in this prospectus as the “Junior Subordinated Indenture Trustee.” The NEE Capital Junior Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The NEE Capital Junior Subordinated Debentures and all other subordinated debt issued previously or hereafter under the NEE Capital Junior Subordinated Indenture are collectively referred to in this prospectus as the “NEE Capital Junior Subordinated Indenture Securities.”

This section briefly summarizes some of the terms of the NEE Capital Junior Subordinated Debentures, NEE’s junior subordinated guarantee of the NEE Capital Junior Subordinated Debentures (the “Junior Subordinated Guarantee”), and some of the provisions of the NEE Capital Junior Subordinated Indenture. This summary does not contain a complete description of the NEE Capital Junior Subordinated Debentures, the Junior Subordinated Guarantee or the NEE Capital Junior Subordinated Indenture. You should read this summary together with the NEE Capital Junior Subordinated Indenture and the officer’s certificates or other documents creating the NEE Capital Junior Subordinated Debentures and the Junior Subordinated Guarantee for a complete understanding of all the provisions and for the definitions of some terms used in this summary. The NEE Capital Junior Subordinated Indenture which includes the Junior Subordinated Guarantee, the form of officer’s certificate that may be used to create a series of NEE Capital Junior Subordinated Debentures and the form of the NEE Capital Junior Subordinated Debentures have previously been filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, each NEE Capital Junior Subordinated Indenture will be qualified under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions.

All NEE Capital Junior Subordinated Debentures of one series need not be issued at the same time, and a series may be re-opened for issuances of additional NEE Capital Junior Subordinated Debentures of such series. This means that NEE Capital may from time to time, without notice to, or the consent of any existing holders of the previously-issued NEE Capital Junior Subordinated Debentures of a particular series, create and issue additional NEE Capital Junior Subordinated Debentures of such series. Such additional NEE Capital Junior Subordinated Debentures will have the same terms as the previously-issued NEE Capital Junior Subordinated Debentures of such series in all respects except for the issue date, and, if applicable, the initial interest payment date. The additional NEE Capital Junior Subordinated Debentures will be consolidated and form a single series with the previously-issued NEE Capital Junior Subordinated Debentures of such series.

The NEE Capital Junior Subordinated Debentures will be unsecured, subordinated obligations of NEE Capital which rank junior to all of NEE Capital’s Senior Indebtedness. The term “Senior Indebtedness” with respect to NEE Capital will be defined in the related prospectus supplement. All NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture will rank equally and ratably with all other NEE Capital Junior Subordinated Debentures issued under that NEE Capital Junior Subordinated Indenture, except to the extent that NEE Capital elects to provide security with respect to any series of NEE Capital Junior Subordinated Debentures without providing that security to all outstanding NEE Capital Junior Subordinated Debentures in accordance with the respective NEE Capital Junior Subordinated Indenture.

NEE Capital Junior Subordinated Debentures issued under a particular NEE Capital Junior Subordinated Indenture may rank senior to, pari passu with, or junior to, NEE Capital Junior Subordinated Debentures issued by NEE Capital under another NEE Capital Junior Subordinated Indenture. The NEE Capital Junior Subordinated Debentures will be absolutely, unconditionally and irrevocably guaranteed by NEE as to payment of principal, and any interest and premium, pursuant to the Junior Subordinated Guarantee included in the NEE Capital Junior Subordinated Indenture for such NEE Capital Junior Subordinated Debentures, which Junior Subordinated Guarantee ranks junior to all of NEE’s Senior Indebtedness, and may rank senior to, pari passu with, or junior to, NEE’s obligations under a separate junior subordinated guarantee. See “—Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures” below.

Each series of NEE Capital Junior Subordinated Debentures that may be issued under each NEE Capital Junior Subordinated Indenture may have different terms. NEE Capital will include some or all of the following information about a specific series of NEE Capital Junior Subordinated Debentures in a prospectus supplement relating to that specific series of NEE Capital Junior Subordinated Debentures:

(1)	the title of those NEE Capital Junior Subordinated Debentures,

(2)	any limit upon the aggregate principal amount of those NEE Capital Junior Subordinated Debentures,

(3)	the date(s) on which the principal will be paid,

(4)	the rate(s) of interest on those NEE Capital Junior Subordinated Debentures, or how the rate(s) of interest will be determined, the date(s) from which interest will accrue, the dates on which interest will be paid and the record date for any interest payable on any interest payment date,

(5)	the person to whom interest will be paid on any interest payment date, if other than the person in whose name those NEE Capital Junior Subordinated Debentures are registered at the close of business on the record date for that interest payment,

(6)	the place(s) at which or methods by which payments will be made on those NEE Capital Junior Subordinated Debentures and the place(s) at which or methods by which the registered owners of those NEE Capital Junior Subordinated Debentures may transfer or exchange those NEE Capital Junior Subordinated Debentures and serve notices and demands to or upon NEE Capital,

(7)	the security registrar and any paying agent or agents for those NEE Capital Junior Subordinated Debentures,

(8)	any date(s) on which, the price(s) at which and the terms and conditions upon which those NEE Capital Junior Subordinated Debentures may be redeemed at the option of NEE Capital, in whole or in part, and any restrictions on those redemptions,

(9)	any sinking fund or other provisions, including any options held by the registered owners of those NEE Capital Junior Subordinated Debentures, that would obligate NEE Capital to repurchase or redeem those NEE Capital Junior Subordinated Debentures,

(10)	the denominations in which those NEE Capital Junior Subordinated Debentures may be issued, if other than denominations of $25 and any integral multiple of $25,

(11)	the currency or currencies in which the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid (if other than in U.S. dollars),

(12)	if NEE Capital or a registered owner may elect to pay, or receive, principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures in a currency other than that in which those NEE Capital Junior Subordinated Debentures are stated to be payable, the terms and conditions upon which that election may be made,

(13)	if the principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be paid in securities or other property, the type and amount of those securities or other property and the terms and conditions upon which NEE Capital or a registered owner may elect to pay or receive those payments,

(14)	if the amount payable in respect of principal of or premium, if any, or interest on those NEE Capital Junior Subordinated Debentures may be determined by reference to an index or other fact or event ascertainable outside of the NEE Capital Junior Subordinated Indenture, the manner in which those amounts will be determined,

(15)	the portion of the principal amount of the NEE Capital Junior Subordinated Debentures that will be paid by NEE Capital upon declaration of acceleration of the maturity of those NEE Capital Junior Subordinated Debentures, if other than the entire principal amount of those NEE Capital Junior Subordinated Debentures,

(16)	events of default, if any, with respect to those NEE Capital Junior Subordinated Debentures and covenants of NEE Capital, if any, for the benefit of the registered owners of those NEE Capital Junior Subordinated Debentures, other than those specified in the NEE Capital Junior Subordinated Indenture,

(17)	the terms, if any, pursuant to which those NEE Capital Junior Subordinated Debentures may be exchanged for shares of capital stock or other securities of any other entity,

(18)	a definition of “Eligible Obligations” under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Debentures denominated in a currency other than U.S. dollars,

(19)	any provisions for the reinstatement of NEE Capital’s indebtedness in respect of those NEE Capital Junior Subordinated Debentures after their satisfaction and discharge,

(20)	if those NEE Capital Junior Subordinated Debentures will be issued in global form, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures in global form,

(21)	if those NEE Capital Junior Subordinated Debentures will be issued as bearer securities, necessary information relating to the issuance of those NEE Capital Junior Subordinated Debentures as bearer securities,

(22)	any limits on the rights of the registered owners of those NEE Capital Junior Subordinated Debentures to transfer or exchange those NEE Capital Junior Subordinated Debentures or to register their transfer, and any related service charges,

(23)	any exceptions to the provisions governing payments due on legal holidays or any variations in the definition of business day with respect to those NEE Capital Junior Subordinated Debentures,

(24)	any collateral security, assurance, or guarantee for those NEE Capital Junior Subordinated Debentures, including any security, assurance of guarantee in addition to, or any exceptions to, the Junior Subordinated Guarantee,

(25)	any variation in the definition of pari passu securities, if applicable,

(26)	the terms relating to any additional interest that may be payable as a result of any tax, assessment or governmental charges, and

(27)	any other terms of those NEE Capital Junior Subordinated Debentures that are not inconsistent with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 301).

Except as otherwise stated in the related prospectus supplement, the covenants in the NEE Capital Junior Subordinated Indenture would not give registered owners of NEE Capital Junior Subordinated Debentures protection in the event of a highly-leveraged transaction involving NEE Capital or NEE.

Subordination. The NEE Capital Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of NEE Capital. (NEE Capital Junior Subordinated Indenture, Article

Fifteen). No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on the NEE Capital Junior Subordinated Debentures may be made by NEE Capital, until all holders of Senior Indebtedness of NEE Capital have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of NEE Capital,

(2)	any Senior Indebtedness of NEE Capital is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)	any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE Capital are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1502).

Upon any distribution of assets of NEE Capital to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE Capital must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1502).

While NEE Capital is a holding company that derives substantially all of its income from its operating subsidiaries, NEE Capital’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments on the NEE Capital Junior Subordinated Indenture Securities or to make any funds available for such payment. Therefore, NEE Capital Junior Subordinated Indenture Securities will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE Capital’s subsidiaries. In addition to trade liabilities, many of NEE Capital’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the NEE Capital Junior Subordinated Indenture Securities. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE Capital’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of NEE Capital.

Junior Subordinated Guarantee of NEE Capital Junior Subordinated Debentures. Pursuant to the Junior Subordinated Guarantee, NEE will absolutely, irrevocably and unconditionally guarantee the payment of principal of and any interest and premium, if any, on the NEE Capital Junior Subordinated Debentures, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such NEE Capital Junior Subordinated Debentures and the NEE Capital Junior Subordinated Indenture. The Junior Subordinated Guarantee will remain in effect until the entire principal of and any premium, if any, and interest on the NEE Capital Junior Subordinated Debentures has been paid in full or otherwise discharged in accordance with the provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Article Fourteen).

The Junior Subordinated Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness of NEE. (NEE Capital Junior Subordinated Indenture, Section 1402). The term “Senior Indebtedness” with respect to NEE will be defined in the related prospectus supplement. No payment of the principal (including redemption and sinking fund payments) of, or interest, or premium, if any, on, the NEE Capital Junior Subordinated Debentures may be made by NEE under the Junior Subordinated Guarantee until all holders of Senior Indebtedness of NEE have been paid in full (or provision has been made for such payment), if any of the following occurs:

(1)	certain events of bankruptcy, insolvency or reorganization of NEE,

(2)	any Senior Indebtedness of NEE is not paid when due (after the expiration of any applicable grace period) and that default continues without waiver, or

(3)	any other default has occurred and continues without waiver (after the expiration of any applicable grace period) pursuant to which the holders of Senior Indebtedness of NEE are permitted to accelerate the maturity of such Senior Indebtedness. (NEE Capital Junior Subordinated Indenture, Section 1403).

Upon any distribution of assets of NEE to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of NEE must be paid in full before the holders of the NEE Capital Junior Subordinated Debentures are entitled to receive or retain any payment from such distribution. (NEE Capital Junior Subordinated Indenture, Section 1403).

While NEE is a holding company that derives substantially all of its income from its operating subsidiaries, NEE’s subsidiaries are separate and distinct legal entities and have no obligation to make any payments under the Junior Subordinated Guarantee or to make any funds available for such payment. Therefore, the Junior Subordinated Guarantee will effectively be subordinated to all indebtedness and other liabilities, including trade payables, debt and preferred stock, incurred or issued by NEE’s subsidiaries. In addition to trade liabilities, many of NEE’s operating subsidiaries incur debt in order to finance their business activities. All of this indebtedness will effectively be senior to the Junior Subordinated Guarantee. The NEE Capital Junior Subordinated Indenture does not place any limit on the amount of liabilities, including debt or preferred stock, that NEE’s subsidiaries may issue, guarantee or incur. See “Description of NEE Common Stock—Common Stock Terms—Dividend Rights” for a description of contractual restrictions on the dividend-paying ability of some of NEE’s subsidiaries.

Payment and Paying Agents. Except as stated in the related prospectus supplement, on each interest payment date NEE Capital will pay interest on each NEE Capital Junior Subordinated Debenture to the person in whose name that NEE Capital Junior Subordinated Debenture is registered as of the close of business on the record date relating to that interest payment date. However, on the date that the NEE Capital Junior Subordinated Debentures mature, NEE Capital will pay the interest to the person to whom it pays the principal. Also, if NEE Capital has defaulted in the payment of interest on any NEE Capital Junior Subordinated Debenture, it may pay that defaulted interest to the registered owner of that NEE Capital Junior Subordinated Debenture:

(1)	as of the close of business on a date that the Junior Subordinated Indenture Trustee selects, which may not be more than 15 days or less than 10 days before the date that NEE Capital, or NEE, as the case may be, proposes to pay the defaulted interest, or

(2)	in any other lawful manner that does not violate the requirements of any securities exchange on which that NEE Capital Junior Subordinated Debenture is listed and that the Junior Subordinated Indenture Trustee believes is acceptable. (NEE Capital Junior Subordinated Indenture, Section 307).

Unless otherwise stated in the related prospectus supplement, the principal, premium, if any, and interest on the NEE Capital Junior Subordinated Debentures at maturity will be payable when such NEE Capital Junior Subordinated Debentures are presented at the main corporate trust office of The Bank of New York Mellon, as paying agent, in New York City. NEE Capital and NEE may change the place of payment on the NEE Capital Junior Subordinated Debentures, appoint one or more additional paying agents, including NEE Capital, and remove any paying agent. (NEE Capital Junior Subordinated Indenture, Section 602).

Transfer and Exchange. Unless otherwise stated in the related prospectus supplement, NEE Capital Junior Subordinated Debentures may be transferred or exchanged at the main corporate trust office of The Bank of New York Mellon, as security registrar, in New York City. NEE Capital may change the place for transfer and exchange of the NEE Capital Junior Subordinated Debentures and may designate one or more additional places for that transfer and exchange.

Except as otherwise stated in the related prospectus supplement, there will be no service charge for any transfer or exchange of the NEE Capital Junior Subordinated Debentures. However, NEE Capital may require payment of any tax or other governmental charge in connection with any transfer or exchange of the NEE Capital Junior Subordinated Debentures.

NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture selected for redemption. Also, NEE Capital will not be required to transfer or exchange any NEE Capital Junior Subordinated Debenture during a period of 15 days before selection of NEE Capital Junior Subordinated Debentures to be redeemed. (NEE Capital Junior Subordinated Indenture, Section 305).

Defeasance. NEE Capital and NEE may, at any time, elect to have all of their obligations discharged with respect to all or a portion of any NEE Capital Junior Subordinated Indenture Securities. To do so, NEE Capital or NEE must irrevocably deposit with the Junior Subordinated Indenture Trustee or any paying agent, in trust:

(1)	money in an amount that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity,

(2)	in the case of a deposit made prior to the maturity of that series of NEE Capital Junior Subordinated Indenture Securities,

(a)	direct obligations of, or obligations unconditionally guaranteed by, the United States and entitled to the benefit of its full faith and credit that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, and

(b)	certificates, depositary receipts or other instruments that evidence a direct ownership interest in those obligations or in any specific interest or principal payments due in respect of those obligations that do not contain provisions permitting their redemption or other prepayment at the option of their issuer, the principal of and the interest on which, when due, without any regard to reinvestment of that principal or interest, will provide money that, together with any money deposited with or held by the Junior Subordinated Indenture Trustee, will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity, or

(3)	a combination of (1) and (2) that will be sufficient to pay all or that portion of the principal, premium, if any, and interest due and to become due on those NEE Capital Junior Subordinated Indenture Securities, on or prior to their maturity. (NEE Capital Junior Subordinated Indenture, Section 701).

Option to Defer Interest Payments. If so specified in the related prospectus supplement, NEE Capital will have the option to defer the payment of interest from time to time on the NEE Capital Junior Subordinated Debentures for one or more periods. Interest would, however, continue to accrue on the NEE Capital Junior Subordinated Debentures. Unless otherwise provided in the related prospectus supplement, during any optional deferral period neither NEE nor NEE Capital may:

(1)	declare or pay any dividend or distribution on its capital stock,

(2)	redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock,

(3)	pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the NEE Capital Junior Subordinated Debentures, or with the Junior Subordinated Guarantee, or

(4)	make any payments with respect to any guarantee of debt securities if such guarantee is equal or junior in right of payment to the NEE Capital Junior Subordinated Debentures or the Junior Subordinated Guarantee,

other than

(a)	purchases, redemptions or other acquisitions of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a stock purchase or dividend reinvestment plan, or the satisfaction of its obligations pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring it to purchase, redeem or acquire its capital stock,

(b)	any payment, repayment, redemption, purchase, acquisition or declaration of dividend listed as restricted payments in clauses (1) and (2) above as a result of a reclassification of its capital stock or the exchange or conversion of all or a portion of one class or series of its capital stock for another class or series of its capital stock,

(c)	the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of its capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts,

(d)	dividends or distributions paid or made in its capital stock (or rights to acquire its capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of its capital stock) and distributions in connection with the settlement of stock purchase contracts,

(e)	redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future,

(f)	payments under any preferred trust securities guarantee or guarantee of subordinated debentures executed and delivered by NEE concurrently with the issuance by a trust of any preferred trust securities, so long as the amount of payments made with respect to any preferred trust securities or subordinated debentures (as the case may be) is paid on all preferred trust securities or subordinated debentures (as the case may be) then outstanding on a pro rata basis in proportion to the full distributions to which each series of preferred trust securities or subordinated debentures (as the case may be) is then entitled if paid in full,

(g)	payments under any guarantee of junior subordinated debentures executed and delivered by NEE (including the Junior Subordinated Guarantee), so long as the amount of payments made on any junior subordinated debentures is paid on all junior subordinated debentures then outstanding on a pro rata basis in proportion to the full payment to which each series of junior subordinated debentures is then entitled if paid in full,

(h)	dividends or distributions by NEE Capital on its capital stock to the extent owned by NEE, or

(i)	redemptions, purchases, acquisitions or liquidation payments by NEE Capital with respect to its capital stock to the extent owned by NEE. (NEE Capital Junior Subordinated Indenture, Section 608).

NEE and NEE Capital have reserved the right to amend the NEE Capital Junior Subordinated Indenture, dated as of September 1, 2006, without the consent or action of the holders of any NEE Capital Junior Subordinated Indenture Securities issued after October 1, 2006, including the NEE Capital Junior Subordinated Debentures, to modify the exceptions to the restrictions described in clause (f) above to allow payments with respect to any preferred trust securities or debt securities, or any guarantee thereof (including the Junior Subordinated Guarantee), executed and delivered by NEE, NEE Capital or any of their subsidiaries, in each case that rank equal in right of payment to such junior subordinated debentures or the related guarantee, as the case may be, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities or guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities or guarantees is then entitled if paid in full.

Unless otherwise provided in the related prospectus supplement, (i) before an optional deferral period ends, NEE Capital may further defer the payment of interest and (ii) after any optional deferral period and the payment of all amounts then due, NEE Capital may select a new optional deferral period. Unless otherwise provided in the related prospectus supplement, no optional deferral period may exceed the period of time specified in that prospectus supplement. No interest period may be deferred beyond the maturity of the NEE Capital Junior Subordinated Debentures.

Redemption. The redemption terms of the NEE Capital Junior Subordinated Debentures, if any, will be set forth in a prospectus supplement. Unless otherwise provided in the related prospectus supplement, and except with respect to NEE Capital Junior Subordinated Debentures redeemable at the option of the holder, NEE Capital Junior Subordinated Debentures will be redeemable upon notice between 30 and 60 days prior to the redemption date. If less than all of the NEE Capital Junior Subordinated Debentures of any series or any tranche thereof are to be redeemed, the Junior Subordinated Indenture Trustee will select the NEE Capital Junior Subordinated Debentures to be redeemed. In the absence of any provision for selection, the Junior Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (NEE Capital Junior Subordinated Indenture, Sections 403 and 404).

NEE Capital Junior Subordinated Debentures selected for redemption will cease to bear interest on the redemption date. The paying agent will pay the redemption price and any accrued interest once the NEE Capital Junior Subordinated Debentures are surrendered for redemption. (NEE Capital Junior Subordinated Indenture, Section 405). If only part of a NEE Capital Junior Subordinated Debenture is redeemed, the Junior Subordinated Indenture Trustee will deliver a new NEE Capital Junior Subordinated Debenture of the same series for the remaining portion without charge. (NEE Capital Junior Subordinated Indenture, Section 406).

Any redemption at the option of NEE Capital may be conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, neither NEE Capital nor NEE will be required to redeem such NEE Capital Junior Subordinated Debentures. (NEE Capital Junior Subordinated Indenture, Section 404).

Subject to applicable law, including United States federal securities laws, NEE or its affiliates, including NEE Capital, may at any time and from time to time purchase outstanding NEE Capital Junior Subordinated Debentures by tender, in the open market or by private agreement.

Consolidation, Merger, and Sale of Assets. Under the NEE Capital Junior Subordinated Indenture, neither NEE Capital nor NEE may consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1)	the entity formed by that consolidation, or the entity into which NEE Capital or NEE, as the case may be, is merged, or the entity that acquires or leases the properties and assets of NEE Capital or NEE, as the case may be, is an entity organized and existing under the laws of the United States, any state or the District of Columbia and that entity expressly assumes NEE Capital’s or NEE’s, as the case may be, obligations on all NEE Capital Junior Subordinated Indenture Securities and under the NEE Capital Junior Subordinated Indenture,

(2)	immediately after giving effect to the transaction, no event of default under the NEE Capital Junior Subordinated Indenture and no event that, after notice or lapse of time or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(3)	NEE Capital or NEE, as the case may be, delivers an officer’s certificate and an opinion of counsel to the Junior Subordinated Indenture Trustee, as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 1101).

The NEE Capital Junior Subordinated Indenture does not prevent or restrict:

(a)	any consolidation or merger after the consummation of which NEE Capital or NEE, as the case may be, would be the surviving or resulting entity,

(b)	any consolidation of NEE Capital with NEE or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by NEE, or any merger of any such entity into any other of such entities, or any conveyance or other transfer, or lease, of properties or assets by any thereof to any other thereof,

(c)	any conveyance or other transfer, or lease, of any part of the properties or assets of NEE Capital or NEE which does not constitute the entirety, or substantially the entirety, thereof, or

(d)	the approval by NEE Capital or NEE of or the consent by NEE Capital or NEE to any consolidation or merger to which any direct or indirect subsidiary or affiliate of NEE may be a party, or any conveyance, transfer or lease by any such subsidiary or affiliate of any or all of its properties or assets. (NEE Capital Junior Subordinated Indenture, Section 1103).

Events of Default. Each of the following is an event of default under the NEE Capital Junior Subordinated Indenture with respect to the NEE Capital Junior Subordinated Indenture Securities of any series:

(1)	failure to pay interest on the NEE Capital Junior Subordinated Indenture Securities of that series within 30 days after it is due (provided, however, that a failure to pay interest during a valid optional deferral period will not constitute an event of default),

(2)	failure to pay principal or premium, if any, on the NEE Capital Junior Subordinated Indenture Securities of that series when it is due,

(3)	failure to comply with any other covenant in the NEE Capital Junior Subordinated Indenture, other than a covenant that does not relate to that series of NEE Capital Junior Subordinated Indenture Securities, that continues for 90 days after (i) NEE Capital and NEE receive written notice of such failure to comply from the Junior Subordinated Indenture Trustee or (ii) NEE Capital, NEE and the Junior Subordinated Indenture Trustee receive written notice of such failure to comply from the registered owners of at least 33% in principal amount of the NEE Capital Junior Subordinated Indenture Securities of that series,

(4)	certain events of bankruptcy, insolvency or reorganization of NEE Capital or NEE,

(5)	with certain exceptions, the Junior Subordinated Guarantee ceases to be effective, is found by a judicial proceeding to be unenforceable or invalid or is denied or disaffirmed by NEE, or

(6)	any other event of default specified with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. (NEE Capital Junior Subordinated Indenture, Section 801).

In the case of an event of default listed in item (3) above, the Junior Subordinated Indenture Trustee may extend the grace period. In addition, if registered owners of a particular series have given a notice of default, then registered owners of at least the same percentage of NEE Capital Junior Subordinated Debentures of that series, together with the Junior Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if NEE Capital or NEE has initiated and is diligently pursuing corrective action in good faith. (NEE Capital Junior Subordinated Indenture, Section 801). An event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of a particular series will not necessarily constitute an event of default with respect to NEE Capital Junior Subordinated Indenture Securities of any other series issued under the NEE Capital Junior Subordinated Indenture.

Remedies. If an event of default applicable to the NEE Capital Junior Subordinated Indenture Securities of one or more series, but not applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, exists, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of each of the affected series may declare the principal of and accrued but unpaid interest on all the NEE Capital Junior Subordinated Indenture Securities of that series to be due and payable immediately. (NEE Capital Junior Subordinated Indenture, Section 802). However, under the Indenture, some NEE Capital Junior Subordinated Indenture

Securities may provide for a specified amount less than their entire principal amount to be due and payable upon that declaration. Such a NEE Capital Junior Subordinated Indenture Security is defined as a “Discount Security” in the Indenture.

A majority of the currently outstanding series of NEE Capital Junior Subordinated Indenture Securities contain an exception to the right to accelerate payment of the principal of and accrued but unpaid interest on NEE Capital Junior Subordinated Indenture Securities of those series for an event of default listed in item (3) under “Events of Default” above. With respect to such NEE Capital Junior Subordinated Indenture Securities, if an event of default listed in item (3) under “Events of Default” above exists, the registered owners of the NEE Capital Junior Subordinated Indenture Securities of such series will not be entitled to vote to make a declaration of acceleration (and these NEE Capital Junior Subordinated Indenture Securities will not be considered outstanding for the purpose of determining whether the required vote, described above, has been obtained), and the Junior Subordinated Indenture Trustee will not have a right to make such declaration with respect to these NEE Capital Junior Subordinated Indenture Securities. Unless otherwise provided in the related prospectus supplement, the terms of the NEE Capital Junior Subordinated Indenture Securities issued in the future will contain this exception.

If an event of default is applicable to all outstanding NEE Capital Junior Subordinated Indenture Securities, then either (i) the Junior Subordinated Indenture Trustee or (ii) the registered owners of at least 33% in aggregate principal amount of all outstanding NEE Capital Junior Subordinated Indenture Securities of all series, voting as one class, and not the registered owners of any one series, may make a declaration of acceleration. (NEE Capital Junior Subordinated Indenture, Section 802). However, the event of default giving rise to the declaration relating to any series of NEE Capital Junior Subordinated Indenture Securities will be automatically waived, and that declaration and its consequences will be automatically rescinded and annulled, if, at any time after that declaration and before a judgment or decree for payment of the money due has been obtained:

(1)	NEE Capital or NEE deposits with the Junior Subordinated Indenture Trustee a sum sufficient to pay:

(a)	all overdue interest on all NEE Capital Junior Subordinated Indenture Securities of that series,

(b)	the principal of and any premium on any NEE Capital Junior Subordinated Indenture Securities of that series that have become due for reasons other than that declaration, and interest that is then due,

(c)	interest on overdue interest for that series, and

(d)	all amounts then due to the Junior Subordinated Indenture Trustee under the NEE Capital Junior Subordinated Indenture, and

(2)	any other event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series has been cured or waived as provided in the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 802).

Other than its obligations and duties in case of an event of default under the NEE Capital Junior Subordinated Indenture, the Junior Subordinated Indenture Trustee is not obligated to exercise any of its rights or powers under the NEE Capital Junior Subordinated Indenture at the request or direction of any of the registered owners of the NEE Capital Junior Subordinated Indenture Securities, unless those registered owners offer reasonable indemnity to the Junior Subordinated Indenture Trustee. (NEE Capital Junior Subordinated Indenture, Section 903). If they provide this reasonable indemnity, the registered owners of a majority in principal amount of any series of NEE Capital Junior Subordinated Indenture Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Indenture Trustee, or exercising any trust or power conferred on the Junior Subordinated Indenture Trustee, with respect to the NEE Capital Junior Subordinated Indenture Securities of that series. However, if an event of default under the NEE Capital Junior Subordinated Indenture relates to more than one series of NEE Capital Junior Subordinated Indenture Securities, only the registered owners of a majority in aggregate principal amount of all affected series of NEE Capital Junior Subordinated Indenture Securities, considered as one class, will have the right to make that direction. Also, the direction must not violate any law or the NEE Capital Junior Subordinated Indenture, and may not expose the Junior Subordinated Indenture Trustee to personal liability in circumstances where the indemnity would not, in the Junior Subordinated Indenture Trustee’s sole discretion, be adequate. (NEE Capital Junior Subordinated Indenture, Section 812).

A registered owner of a NEE Capital Junior Subordinated Indenture Security has the right to institute a suit for the enforcement of payment of the principal of or premium, if any, or interest on that NEE Capital Junior Subordinated Indenture Security on or after the applicable due date specified in that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 808). No registered owner of NEE Capital Junior Subordinated Indenture Securities of any series will have any other right to institute any proceeding under the NEE Capital Junior Subordinated Indenture, or any other remedy under the NEE Capital Junior Subordinated Indenture, unless:

(1)	that registered owner has previously given to the Junior Subordinated Indenture Trustee written notice of a continuing event of default with respect to the NEE Capital Junior Subordinated Indenture Securities of that series,

(2)	the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class, have made written request to the Junior Subordinated Indenture Trustee to institute that proceeding in its own name as trustee, and have offered reasonable indemnity to the Junior Subordinated Indenture Trustee against related costs, expenses and liabilities,

(3)	the Junior Subordinated Indenture Trustee for 60 days after its receipt of that notice, request and offer of indemnity has failed to institute any such proceeding, and

(4)	no direction inconsistent with that request was given to the Junior Subordinated Indenture Trustee during this 60 day period by the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all series in respect of which an event of default under the NEE Capital Junior Subordinated Indenture exists, considered as one class. (NEE Capital Junior Subordinated Indenture, Section 807).

Each of NEE Capital and NEE is required to deliver to the Junior Subordinated Indenture Trustee an annual statement as to its compliance with all conditions and covenants applicable to it under the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 606).

Modification and Waiver. Without the consent of any registered owner of NEE Capital Junior Subordinated Indenture Securities, NEE Capital, NEE and the Junior Subordinated Indenture Trustee may amend or supplement the NEE Capital Junior Subordinated Indenture for any of the following purposes:

(1)	to provide for the assumption by any permitted successor to NEE Capital or NEE of NEE Capital’s or NEE’s obligations with respect to the NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities in the case of a merger or consolidation or a conveyance, transfer or lease of NEE Capital or NEE’s properties and assets substantially as an entirety,

(2)	to add covenants of NEE Capital or NEE or to surrender any right or power conferred upon NEE Capital or NEE by the NEE Capital Junior Subordinated Indenture,

(3)	to add any additional events of default,

(4)	to change, eliminate or add any provision of the NEE Capital Junior Subordinated Indenture, provided that if that change, elimination or addition will materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche, that change, elimination or addition will become effective with respect to that particular series or tranche only

(a)	when the required consent of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche has been obtained, or

(b)	when no NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche remain outstanding under the NEE Capital Junior Subordinated Indenture,

(5)	to provide collateral security for all but not a part of the NEE Capital Junior Subordinated Indenture Securities,

(6)	to create the form or terms of NEE Capital Junior Subordinated Indenture Securities of any other series or tranche,

(7)	to provide for the authentication and delivery of bearer securities and the related coupons and for other matters relating to those bearer securities,

(8)	to accept the appointment of a successor Junior Subordinated Indenture Trustee or co-trustee with respect to the NEE Capital Junior Subordinated Indenture Securities of one or more series and to change any of the provisions of the NEE Capital Junior Subordinated Indenture as necessary to provide for the administration of the trusts under the NEE Capital Junior Subordinated Indenture by more than one trustee,

(9)	to add procedures to permit the use of a non-certificated system of registration for all, or any series or tranche of, the NEE Capital Junior Subordinated Indenture Securities,

(10)	to change any place where

(a)	the principal of and premium, if any, and interest on all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities are payable,

(b)	all, or any series or tranche of, NEE Capital Junior Subordinated Indenture Securities may be transferred or exchanged, and

(c)	notices and demands to or upon NEE Capital or NEE in respect of NEE Capital Junior Subordinated Indenture Securities and the NEE Capital Junior Subordinated Indenture may be served, or

(11)	to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the NEE Capital Junior Subordinated Indenture, provided those changes or additions may not materially adversely affect the interests of the registered owners of NEE Capital Junior Subordinated Indenture Securities of any series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1201).

The registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding may waive compliance by NEE Capital or NEE with certain restrictive provisions of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 607). The registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series may waive any past default under the NEE Capital Junior Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and a default with respect to certain restrictive covenants or provisions of the NEE Capital Junior Subordinated Indenture that cannot be modified or amended without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that series affected. (NEE Capital Junior Subordinated Indenture, Section 813).

In addition to any amendments described above, if the Trust Indenture Act of 1939 is amended after the date of the NEE Capital Junior Subordinated Indenture in a way that requires changes to the NEE Capital Junior Subordinated Indenture or in a way that permits changes to, or the elimination of, provisions that were previously required by the Trust Indenture Act of 1939, the NEE Capital Junior Subordinated Indenture will be deemed to be amended to conform to that amendment of the Trust Indenture Act of 1939 or to make those changes, additions or eliminations. NEE Capital, NEE and the Junior Subordinated Indenture Trustee may, without the consent of any registered owners, enter into supplemental indentures to make that amendment. (NEE Capital Junior Subordinated Indenture, Section 1201).

Except for any amendments described above, the consent of the registered owners of a majority in aggregate principal amount of the NEE Capital Junior Subordinated Indenture Securities of all series then outstanding, considered as one class, is required for all other modifications to the NEE Capital Junior Subordinated Indenture. However, if less than all of the series of NEE Capital Junior Subordinated Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the registered owners of a majority in aggregate principal amount of outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected series, considered as one class, is required. But, if NEE Capital issues any series of NEE Capital Junior Subordinated Indenture Securities in more than one tranche and if the proposed supplemental indenture directly affects the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of less than all of those tranches, then the consent only of the registered owners of a majority in aggregate principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of all directly affected tranches, considered as one class, will be required. However, none of those amendments or modifications may:

(1)	change the dates on which the principal of or interest (except as described above under “—Option to Defer Interest Payments”) on a NEE Capital Junior Subordinated Indenture Security is due without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(2)	reduce any NEE Capital Junior Subordinated Indenture Security’s principal amount or rate of interest (or the amount of any installment of that interest) or change the method of calculating that rate without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(3)	reduce any premium payable upon the redemption of a NEE Capital Junior Subordinated Indenture Security without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(4)	change the currency (or other property) in which a NEE Capital Junior Subordinated Indenture Security is payable without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(5)	impair the right to sue to enforce payments on any NEE Capital Junior Subordinated Indenture Security on or after the date that it states that the payment is due (or, in the case of redemption, on or after the redemption date) without the consent of the registered owner of that NEE Capital Junior Subordinated Indenture Security,

(6)	impair the right to receive payments under the Junior Subordinated Guarantee or to institute suit for enforcement of any such payment under the Junior Subordinated Guarantee,

(7)	reduce the percentage in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of any series or tranche whose owners must consent to an amendment, supplement or waiver without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche,

(8)	reduce the requirements for quorum or voting of any series or tranche without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security of that particular series or tranche, or

(9)	modify certain of the provisions of the NEE Capital Junior Subordinated Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the NEE Capital Junior Subordinated Indenture Securities of any series or tranche, without the consent of the registered owner of each outstanding NEE Capital Junior Subordinated Indenture Security affected by the modification.

A supplemental indenture that changes or eliminates any provision of the NEE Capital Junior Subordinated Indenture that has expressly been included only for the benefit of one or more particular series or tranches of NEE Capital Junior Subordinated Indenture Securities, or that modifies the rights of the registered owners of NEE Capital Junior Subordinated Indenture Securities of that particular series or tranche with respect to that provision, will not affect the rights under the NEE Capital Junior Subordinated Indenture of the registered owners of the NEE Capital Junior Subordinated Indenture Securities of any other series or tranche. (NEE Capital Junior Subordinated Indenture, Section 1202).

The NEE Capital Junior Subordinated Indenture provides that, in order to determine whether the registered owners of the required principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the NEE Capital Junior Subordinated Indenture, or whether a quorum is present at the meeting of the registered owners of NEE Capital Junior Subordinated Indenture Securities, NEE Capital Junior Subordinated Indenture Securities owned by NEE Capital, NEE or any other obligor upon the NEE Capital Junior Subordinated Indenture Securities or any affiliate of NEE Capital, NEE or of that other obligor (unless NEE Capital, NEE, that affiliate or that obligor owns all NEE Capital Junior Subordinated Indenture Securities outstanding under the NEE Capital Junior Subordinated Indenture, determined without regard to this provision), will be disregarded and deemed not to be outstanding. (NEE Capital Junior Subordinated Indenture, Section 101).

If NEE Capital or NEE solicits any action under the NEE Capital Junior Subordinated Indenture from registered owners of NEE Capital Junior Subordinated Indenture Securities, each of NEE Capital or NEE may, at its option, fix in advance a record date for determining the registered owners of NEE Capital Junior Subordinated Indenture Securities entitled to take that action. However, neither NEE Capital nor NEE will be obligated to do this. If NEE Capital or NEE fixes such a record date, that action may be taken before or after that record date, but only the registered owners of record at the close of business on that record date will be deemed to be registered owners of NEE Capital Junior Subordinated Indenture Securities for the purposes of determining whether registered owners of the required proportion of the outstanding NEE Capital Junior Subordinated Indenture Securities have authorized that action. For these purposes, the outstanding NEE Capital Junior Subordinated Indenture Securities will be computed as of the record date. Any action of a registered owner of any NEE Capital Junior Subordinated Indenture Security under the NEE Capital Junior Subordinated Indenture will bind every future registered owner of that NEE Capital Junior Subordinated Indenture Security, or any NEE Capital Junior Subordinated Indenture Security replacing that NEE Capital Junior Subordinated Indenture Security, with respect to anything that the Junior Subordinated Indenture Trustee, NEE Capital or NEE do, fail to do, or allow to be done in reliance on that action, whether or not that action is noted upon that NEE Capital Junior Subordinated Indenture Security. (NEE Capital Junior Subordinated Indenture, Section 104).

Resignation and Removal of Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee may resign at any time with respect to any series of NEE Capital Junior Subordinated Indenture Securities by giving written notice of its resignation to NEE Capital and NEE. Also, the registered owners of a majority in principal amount of the outstanding NEE Capital Junior Subordinated Indenture Securities of one or more series of NEE Capital Junior Subordinated Indenture Securities may remove the Junior Subordinated Indenture Trustee at any time with respect to the NEE Capital Junior Subordinated Indenture Securities of that series, by delivering an instrument evidencing this action to the Junior Subordinated Indenture Trustee, NEE Capital and NEE. The resignation or removal of the Junior Subordinated Indenture Trustee and the appointment of a successor trustee will not become effective until a successor trustee accepts its appointment.

Except with respect to a Junior Subordinated Indenture Trustee appointed by the registered owners of NEE Capital Junior Subordinated Indenture Securities, the Junior Subordinated Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the NEE Capital Junior Subordinated Indenture if:

(1)	no event of default under the NEE Capital Junior Subordinated Indenture or event that, after notice or lapse of time, or both, would become an event of default under the NEE Capital Junior Subordinated Indenture exists, and

(2)	NEE Capital and NEE have delivered to the Junior Subordinated Indenture Trustee resolutions of their Boards of Directors appointing a successor trustee and that successor trustee has accepted that appointment in accordance with the terms of the NEE Capital Junior Subordinated Indenture. (NEE Capital Junior Subordinated Indenture, Section 910).

Notices. Notices to registered owners of NEE Capital Junior Subordinated Indenture Securities will be sent by mail to the addresses of those registered owners as they appear in the security register for those NEE Capital Junior Subordinated Indenture Securities. (NEE Capital Junior Subordinated Indenture, Section 106).

Title. The person in whose name a NEE Capital Junior Subordinated Indenture Security is registered may be treated as the absolute owner of that NEE Capital Junior Subordinated Indenture Security, whether or not that NEE Capital Junior Subordinated Indenture Security is overdue, for the purpose of making payments and for all other purposes, regardless of any notice to the contrary. (NEE Capital Junior Subordinated Indenture, Section 308).

Governing Law. The NEE Capital Junior Subordinated Indenture and the NEE Capital Junior Subordinated Indenture Securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction is mandatorily applicable. (NEE Capital Junior Subordinated Indenture, Section 112).

INFORMATION CONCERNING THE TRUSTEES

NEE and its subsidiaries, including NEE Capital, and various of their affiliates maintain various banking and trust relationships with The Bank of New York Mellon and its affiliates. The Bank of New York Mellon acts, or would act, as (i) Indenture Trustee, security registrar and paying agent under the Indenture described under “Description of NEE Capital Senior Debt Securities” above, (ii) Guarantee Trustee under the Guarantee Agreement described under “Description of NEE Guarantee of NEE Capital Senior Debt Securities” above, (iii) purchase contract agent under purchase contract agreements with respect to stock purchase units, (iv) guarantee trustee under the existing guarantee agreement with respect to preferred trust securities issued by NEE Capital and guaranteed by NEE and (v) Junior Subordinated Indenture Trustee, security registrar and paying agent under the NEE Capital Junior Subordinated Indenture described under “Description of NEE Capital Junior Subordinated Debentures and NEE Junior Subordinated Guarantee” above. In addition, an affiliate of The Bank of New York Mellon acts as property trustee under a trust agreement with respect to the aforementioned preferred trust securities.

PLAN OF DISTRIBUTION

NEE and NEE Capital may sell the securities offered pursuant to this prospectus (“Offered Securities”):

(1)	through underwriters or dealers,

(2)	through agents, or

(3)	directly to one or more purchasers.

This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

Through Underwriters or Dealers. If NEE and/or NEE Capital uses underwriters in the sale of the Offered Securities, the underwriters will acquire the Offered Securities for their own account. The underwriters may resell the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the Offered Securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to the Offered Securities, the obligations of the underwriters to purchase those Offered Securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those Offered Securities if they purchase any of them. If NEE and/or NEE Capital uses a dealer in the sale, NEE and/or NEE Capital will sell the Offered Securities to the dealer as principal. The dealer may then resell those Offered Securities at varying prices determined at the time of resale.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. NEE and/or NEE Capital may designate one or more agents to sell the Offered Securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly. NEE and/or NEE Capital may sell the Offered Securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to NEE and/or NEE Capital from the sale of the Offered Securities, any initial public offering price and other terms of the offering of those Offered Securities.

NEE and/or NEE Capital may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from NEE and/or NEE Capital at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

The Offered Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as agent for NEE and/or NEE Capital, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with NEE and/or NEE Capital, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

NEE and/or NEE Capital may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by NEE and/or NEE Capital or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from NEE and/or NEE Capital in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

NEE and/or NEE Capital may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from NextEra Energy, Inc.’s Annual Report on Form 10-K and the effectiveness of NextEra Energy, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

Morgan, Lewis & Bockius LLP, New York, New York and Squire Patton Boggs (US) LLP, West Palm Beach, Florida, co-counsel to NEE and NEE Capital, will pass upon the legality of the Offered Securities for NEE and NEE Capital. Hunton & Williams LLP, New York, New York, will pass upon the legality of the Offered Securities for any underwriters, dealers or agents. Morgan, Lewis & Bockius LLP and Hunton & Williams LLP may rely as to all matters of Florida law upon the opinion of Squire Patton Boggs (US) LLP. Squire Patton Boggs (US) LLP may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from NEE or NEE Capital specifying the final terms of a particular offering of securities. Neither NEE nor NEE Capital has authorized anyone else to provide you with additional or different information. Neither NEE nor NEE Capital is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

NextEra Energy, Inc.

12,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

Morgan Stanley

BofA Merrill Lynch

November 1, 2016